UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

Filedby the Registrant ☒ Filedby a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

QUADRAMED CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUADRAMED CORPORATION

12110 SUNSET HILLS ROAD, SUITE 600

RESTON, VIRGINIA 20190

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

TO BE HELD MAY 11, 2006

To the Stockholders of QuadraMed Corporation:

NOTICE IS HEREBY GIVEN that QuadraMed Corporation’s 2006 Annual Meeting of Stockholders will be held at 9:00 AM on Thursday, May 11, 2006, at our corporate headquarters located at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190.

At the meeting, we will ask stockholders to:

1.	Elect five Directors for a term of one year;

2.	Approve and ratify certain technical tax-related amendments to the 2004 Stock Compensation Plan;

3.	Approve and ratify an amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 453,450 to 703,450 shares;

4.	Approve BDO Seidman, LLP as QuadraMed’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006; and

5.	Consider any other matters that properly come before the meeting.

We plan a brief business meeting focused on these items, and we will attend to any other proper business that may arise. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1, 2, 3 AND 4. These proposals are further described in the proxy statement.

Also enclosed is QuadraMed’s 2005 Annual Report on Form 10-K. At the meeting, there will be a brief presentation on QuadraMed’s operations, and we will offer time for your comments and questions.

Only QuadraMed stockholders of record at the close of business on March 16, 2006 are entitled to notice of, and to vote at, the meeting and any adjournment. A quorum is a majority of QuadraMed’s outstanding shares of common stock. For ten (10) days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at QuadraMed’s offices located at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE 2006 ANNUAL MEETING.

By order of the Board of Directors,

Robert L. Pevenstein Chairman of the Board

PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS OF

QUADRAMED CORPORATION TO BE HELD ON

MAY 11, 2006

GENERAL INFORMATION ABOUT QUADRAMED’S ANNUAL MEETING

The Company intends to mail this proxy statement and accompanying proxy card on or about March 30, 2006, to all stockholders entitled to vote at the annual meeting.

WHEN AND WHERE IS THE ANNUAL MEETING?

The annual meeting will be held on Thursday, May 11, 2006, at 9:00 AM at the Company’s headquarters in Reston, Virginia. Directions to the meeting are at the back of this proxy statement.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Any owner of record of QuadraMed common stock as of the close of business on March 16, 2006 is entitled to one vote per share owned. There were 41,536,100 shares outstanding on that date.

Under the terms of the Certificate of Designation for the Series A Cumulative Mandatory Convertible Preferred Stock (“Series A Preferred Stock”), the holders of Series A Preferred Stock do not have voting rights for any of the proposals contained in this proxy statement. As of March 16, 2006, there were 4,000,000 shares of the Company’s Series A Preferred Stock outstanding.

WHO IS SOLICITING MY PROXY TO VOTE MY SHARES AND WHEN?

QuadraMed’s Board of Directors is soliciting your “proxy,” or your authorization for our representatives to vote your shares. Your proxy will be effective for the May 11, 2006 meeting and at any adjournment or continuation of that meeting.

WHO IS PAYING FOR AND WHAT IS THE COST OF SOLICITING PROXIES?

QuadraMed is bearing the entire cost of soliciting proxies. Proxies will be solicited principally through the mail, but may also be solicited personally or by telephone, telegraph or special letter by QuadraMed’s directors, officers and regular employees for no additional compensation. To assist in the solicitation of proxies and the distribution and collection of proxy materials, QuadraMed has engaged Georgeson Shareholder Inc., a proxy solicitation firm, for an estimated fee of $7,500. QuadraMed will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of common stock.

WHAT ARE THE REQUIREMENTS FOR BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING?

For business to be conducted at the annual meeting, a quorum constituting a majority of the shares of QuadraMed common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy. As the Series A Preferred Stock is not entitled to vote on any proposal at the annual meeting, shares of the Series A Preferred Stock (or shares of common stock issuable upon conversion of the Series A Preferred Stock) do not count towards a quorum.

WHERE DO I FIND THE RESULTS OF VOTING AT THE MEETING?

Preliminary voting results will be announced at the meeting. Final voting results will be published in a Current Report on Form 8-K following the meeting. The report will be filed with the Securities and Exchange Commission on or about May 17, 2006, and you may receive a copy by contacting QuadraMed Investor Relations at 703-709-2300, or the SEC at 800-SEC-0330 for the location of its nearest public reference room. You may also access a copy on the Internet at www.quadramed.com by clicking on “Corporate,” and

“Corporate Governance,” and “SEC Filings” or through EDGAR, the SEC’s electronic data system, at www.sec.gov. Our SEC filings are also available at the office of the American Stock Exchange. For further information on obtaining copies of our public filings at the American Stock Exchange, please call 212-306-1331.

PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS

Management is presenting four (4) proposals for a stockholder vote. Delaware law and QuadraMed’s Certificate of Incorporation and Bylaws govern the vote on each proposal.

PROPOSAL 1. ELECTION OF DIRECTORS

The first proposal item to be voted on is the election of five Directors for a one-year term. The Board has nominated five people as Directors, each of whom is currently serving as a Director of QuadraMed.

You may find information about these nominees, as well as information about QuadraMed’s Board, its committees, compensation for Directors and other related matters beginning on Page 5.

You may vote in favor of all the nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. Assuming a quorum, the nominees receiving the highest number of votes will be elected. Stockholders may not cumulate their votes. Abstentions will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR each director nominee.

PROPOSAL 2. APPROVAL AND RATIFICATION OF AMENDMENTS TO THE 2004 STOCK COMPENSATION PLAN

The second proposal item to be voted on is to approve and ratify certain technical tax-related amendments to the 2004 Stock Compensation Plan.

You may find information about this proposal beginning on Page 30.

You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum, and as required by Section 423 of the Internal Revenue Code of 1986, as amended, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal.

The Board of Directors unanimously recommends a vote FOR the approval and ratification of the proposed amendments to the 2004 Stock Compensation Plan as described in this proxy statement.

PROPOSAL 3. APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 453,450 TO 703,450.

The third proposal item to be voted on is to approve the amendment to the 2002 Employee Stock Purchase Plan.

You may find information about this proposal beginning on Page 32.

You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum, and as required by Section 423 of the Internal Revenue Code of 1986, as amended, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR the approval and ratification of the proposed amendment to increase the number of shares available under the 2002 Employee Stock Purchase Plan as described in this proxy statement.

PROPOSAL 4. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, BDO SEIDMAN, LLP

The fourth proposal item to be voted on is to approve BDO Seidman, LLP as QuadraMed’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

You may find information about this proposal beginning on Page 33.

You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal.

The Board of Directors unanimously recommends a vote FOR the approval of BDO Seidman, LLP as QuadraMed’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the annual meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the annual meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted. The requirements for submitting proposals and nominations for this year’s meeting are the same as those described on Page 34 for next year’s meeting.

VOTING AND PROXY PROCEDURE

HOW DO I VOTE?

You may vote in either of two (2) ways:

1.	BY MAIL. Mark your voting instructions on, sign and date the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before the polls close at the end of the meeting.

If we receive your signed proxy card, but you do not give voting instructions, our representatives will vote your shares FOR Proposals 1, 2, 3 and 4. If any other matters arise during the meeting that require a vote, the representatives will exercise their discretion.

2.	IN PERSON. Attend the annual meeting, or send a personal representative with an appropriate proxy, in order to vote.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTING INSTRUCTIONS?

You may revoke your proxy or change your voting instructions in three (3) different ways:

1.	WRITE TO QUADRAMED’S CORPORATE SECRETARY, DAVID L. PIAZZA, AT 12110 SUNSET HILLS ROAD, SUITE 600, RESTON, VIRGINIA 20190.

Your letter should contain the name in which your shares are registered, your control number, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Mr. Piazza must receive your letter before the annual meeting begins.

2.	SUBMIT A NEW PROXY CARD BEARING A LATER DATE THAN THE ONE YOU WISH TO REVOKE. We must receive your new proxy card before the annual meeting begins.

3.	ATTEND THE ANNUAL MEETING AND VOTE IN PERSON (OR BY PERSONAL REPRESENTATIVE WITH AN APPROPRIATE PROXY).

HOW WILL PROXIES BE VOTED IF I GIVE MY AUTHORIZATION?

The Board of Directors has selected David L. Piazza and David W. Wells, and each of them, to act as proxies with full power of substitution. With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve and ratify amendments to the 2004 Stock Compensation Plan, approve and ratify an amendment to the 2002 Employee Stock Purchase Plan and approve the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2006, stockholders may (i) vote “for,” (ii) vote “against” or (iii) abstain from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the annual meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD WILL BE VOTED (i) “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, (ii) “FOR” THE APPROVAL AND RATIFICATION OF THE PROPOSED AMENDMENTS TO THE 2004 STOCK COMPENSATION PLAN AS DESCRIBED HEREIN, (iii) “FOR” THE APPROVAL AND RATIFICATION OF THE PROPOSED AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED HEREIN, AND (iv) “FOR” THE APPOINTMENT OF BDO SEIDMAN, LLP AS QUADRAMED’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Management knows of no other matters that may come before the annual meeting for consideration by the stockholders. However, if any other matter properly comes before the annual meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

HOW WILL VOTES BE COUNTED?

The inspector of elections appointed by the Board for the annual meeting will calculate affirmative votes, negative votes, abstentions and broker non-votes. Under Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A “broker non-vote” results on a matter when a broker or other “street” or nominee record holder returns a duly executed proxy but does not vote on such matter solely because the record holder does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial holder. Such record holders have discretionary authority to vote on routine matters, regardless of whether they have received voting instructions. Accordingly, no broker non-votes occur when voting on routine matters. The proposal to approve and ratify the proposed amendment to the 2002 Employee Stock Purchase Plan, however, is not considered routine. This proposal is determined based on the vote of all shares present in person or represented and entitled to vote on the matter. Therefore, abstentions on such proposal have the same effect as a vote “against” this proposal. Broker non-votes have no effect on the vote of this proposal.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If you own your shares in “street name,” meaning that your broker is actually the record owner, you should contact your broker. There are certain instances in which brokers are prohibited from voting shares held for customers without specific voting instructions. When a broker does not have voting instructions and withholds its vote on one of these matters, it is called a “broker non-vote.” Broker non-votes count toward a quorum and can affect the outcome of certain proposals. See the paragraph above entitled “How Will Votes Be Counted?” for more information.

PROPOSAL ONE

AND BOARD INFORMATION

ELECTION OF DIRECTORS

The first agenda item to be voted on is the election of five Directors for one-year terms. The Board has nominated five people as Directors, each of whom is currently serving as a Director of QuadraMed. The Board unanimously recommends that you vote FOR all such nominees.

The Board of Directors consists of five Directors whose current terms will expire at the annual meeting. Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

NOMINEES FOR DIRECTORS

Robert L. Pevenstein (59) has been a Director since September 2003 and our Chairman of the Board since January 2006. Mr. Pevenstein has served on the Board of Directors of Ascendant Copper Corporation since December 2004. In 2003, Mr. Pevenstein was appointed to a five-year term on the Board of Regents of the University System of Maryland, which includes thirteen higher education institutions, and where he currently serves as Vice Chairman, and to the Board of Directors of the University of Maryland Medical System, which includes six community hospitals. He founded Princeville Partners LLC, a mergers and acquisitions and business consulting group, in 1997 and has served as its President since its inception. He was the Senior Vice President and Chief Financial Officer of UNC Incorporated, an aviation services and manufacturing company, from 1987 to 1997. Mr. Pevenstein has more than twenty years of experience serving as a senior corporate financial executive and is a Certified Public Accountant, with a Masters of Business Administration from Pepperdine University and Bachelor of Science degrees in Business Administration and Accounting from the University of Maryland.

Keith B. Hagen (43) has been a Director and our Chief Executive Officer and President since October 2005. From March 2003 until joining the Company, Mr. Hagen served as the President and a Director of M. Transaction Services, Inc., a national healthcare electronic data interchange (EDI) service provider and subsidiary of Misys PLC, where he was responsible for their transaction service operations. He served as Senior Vice President for Product Development and Chief Technology Officer of Misys Healthcare Systems, a leading healthcare IT company and subsidiary of Misys PLC, from July 2001 to March 2003. He also served as Senior Vice President for Product Development and Chief Technology Officer of Sunquest Information Systems from March 2000 until July 2001, at which time Misys PLC acquired Sunquest. Until January 2000, he served as Senior Vice President for Products and Technology and Chief Technology Officer for The Compucare Company, which was acquired by QuadraMed in 1999. Mr. Hagen has over twenty-one years of experience in healthcare information technology and operations. Mr. Hagen received a Bachelor of Science degree in Computer Science from the State University of New York.

Lawrence P. English (65) joined our Board in June 2000. He was our Chairman of the Board from December 2000 to December 2005 and our Chief Executive Officer from June 2000 to October 2005. Currently, he is Founder of Lawrence P. English & Associates, a national turnaround and crisis management firm. He has served as a Director of Curative Healthcare Corporation since May 2000. In May of 1999, he began serving as a Director of Clarent Hospital Corporation, formerly Paracelsus Healthcare Corporation, and in February of 2000, he became the non-executive Chairman of their Board; he resigned from the board in September 2002. From January 1999 until joining QuadraMed, he was the Founder and Chief Executive Officer of Lawrence P. English, Inc., a private turn-around management firm. He was the Chairman of the Board and Chief Executive Officer of Aesthetics Medical Management, Inc., a physician practice management company for plastic surgeons, from July 1997 to January 1999. He was the President of CIGNA Healthcare, one of the largest HMO providers in the United States, from March 1992 until August 1996. Mr. English has been a prominent healthcare policy thought leader and was a member of the Jackson Hole Group and a Founder of the Alliance for Managed Care. Mr. English possesses a Bachelor of Arts degree from Rutgers University and a Masters of Business Administration from George Washington University and is a graduate of Harvard Business School’s Advanced Management Program.

Robert W. Miller (64) has been a Director since May 2003. Currently, he is an Adjunct Professor of Law at Emory University School of Law. He served as Director of Magellan Health Services, Inc. from 1998 to 2005 and was a non-executive Chairman from 1998 to 2001. He was a Partner in the law firm of King & Spalding LLP from 1985 until his retirement in 1997. He has a Bachelor of Arts degree in History from the University of Georgia and earned an LL.B. from Yale Law School.

James E. Peebles (66) has been a Director since October 2005. Currently, he is a consultant with ACS Healthcare Solutions, MIDAS+ Division. In 1987, Mr. Peebles co-founded MIDS, a healthcare technology firm (now, ACS Healthcare Solutions, MIDAS+ Division) that provides software tools to support the care management process, and served as the President and Chief Executive Officer until 2001. From 1980 to 1986, he was Co-Founder, President and CEO of Sunquest Information Systems, now a part of Misys Healthcare – a healthcare information technology company providing software tools to support clinical laboratory requirements and currently the largest laboratory information system vendor in the United States. Prior to 1980, he served as Director of Information Systems for the University of Arizona Health Sciences Center. Mr. Peebles received a Bachelor of Arts degree in Mathematics from the University of Virginia.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held nine (9) meetings in 2005, either in person or by telephone. Each director attended at least 75% of all Board and applicable committee meetings during 2005. The following table describes the current members of the Board’s committees.

Name	Audit		Compensation		Nominating and Governance		Strategic Planning
Robert L. Pevenstein**	X	*	X		X		X
Keith B. Hagen							X
Lawrence P. English							X
Robert W. Miller	X				X	*
James E. Peebles	X		X	*			X	*

*	Committee Chairman
**	Chairman of the Board and Lead Independent Director – responsible for coordinating the activities of the other independent directors and to perform various other duties as established by the Board from time to time.

The standing Board Committees, and the number of meetings they held in 2005, were as follows:

•	Audit Committee – 7

•	Compensation Committee – 5

•	Nominating and Governance Committee – 1

The principal responsibilities and functions of the standing Board committees are as follows:

Audit Committee

•	Acts under a written charter that was adopted, in amended and restated form, by the Audit Committee on March 8, 2006 and approved by our Board of Directors on March 9, 2006. A current copy of the Audit Committee’s charter is attached to this proxy statement as Exhibit C and is available at our website, www.quadramed.com, by clicking on “Corporate” and “Corporate Governance.”

•	Reviews the integrity and accuracy of our auditing, accounting, and reporting processes and considers and approves of appropriate changes.

•	Reviews our financial reports and other financial information provided to the public and filed with the SEC.

•	Reviews our internal controls regarding finance, accounting, legal compliance and ethics.

•	Recommends our independent accountants and annually reviews their performance.

•	Performs other functions that the Board may assign to the Committee regarding QuadraMed’s accounting and financial reporting processes and the audits of the Company’s financial statements.

Note: Our Board of Directors has determined that Mr. Pevenstein is an “Audit Committee financial expert” as defined in Item 401(h) of Regulation S-K. All members of the Audit Committee, including Mr. Pevenstein, are independent as required by the Sarbanes-Oxley Act of 2002 and American Stock Exchange listing requirements.

Compensation Committee

•	Acts under a written charter that was adopted, in amended and restated form, by the Compensation Committee on March 9, 2006 and approved by our Board of Directors on March 9, 2006. A current copy of the Compensation Committee’s charter is available at our website, www.quadramed.com, by clicking on “Corporate” and “Corporate Governance.”

•	Oversees the administration of our employee stock compensation plans, employee stock purchase plan, and disinterested administration of employee benefit plans in which executive officers may participate.

•	Determines senior management compensation and collaborates with senior management on benefit and compensation programs for our employees.

Note: All members of the Compensation Committee are independent as defined by the Sarbanes-Oxley Act of 2002 and American Stock Exchange listing requirements.

Nominating and Governance Committee

•	Acts under a written charter that was adopted, in amended and restated form, by the Nominating and Governance Committee on March 9, 2006 and approved by our Board of Directors on March 9, 2006. A current copy of the Nominating and Governance Committee’s charter is attached to this proxy statement as Exhibit D and is available at our website, www.quadramed.com, by clicking on “Corporate” and “Corporate Governance.”

•	Recommends candidates for election to the Board.

•	Reviews candidates for election to the Board submitted by stockholders before the deadline for stockholder proposals.

•	Develops and makes recommendations to the Board regarding the size and composition of the Board and its committees.

•	Develops and makes recommendations to the Board with respect to corporate governance principles.

•	Responsible for overseeing corporate governance.

Note: All members of the Nominating and Governance Committee are independent as defined by the Sarbanes-Oxley Act of 2002 and American Stock Exchange listing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Pevenstein and Peebles were members of the Compensation Committee during 2005. Former Directors Cornelius T. Ryan, William K. Jurika and F. Scott Gross also served as members of the Compensation Committee during 2005, prior to their departures from the Company’s Board. None of the members of the Compensation Committee in 2005 have ever been an officer or employee of QuadraMed Corporation or any of its subsidiaries.

In 2005, none of QuadraMed’s executive officers:

•	Served as a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served on QuadraMed’s Compensation Committee or Board of Directors; or

•	Served as a director of another entity, one of whose executive officers served on QuadraMed’s Compensation Committee.

STOCKHOLDER DIRECTOR NOMINATIONS

In accordance with the Company’s Amended and Restated Bylaws, any stockholder entitled to vote for the election of directors at the annual meeting may nominate persons for election as directors at the annual meeting of stockholders only if the Secretary of the Company receives written notice of any such nominations no earlier than the close of business on the 90th day prior to the annual meeting and no later than the close of business on the 10th day after the public announcement of the date of the annual meeting. Any stockholder notice of intention to nominate a director shall include:

•	the name and address of the stockholder;

•	a representation that the stockholder is entitled to vote at the meeting at which directors will be elected;

•	the number of shares of the Company that are beneficially owned by the stockholder;

•	any material interest of the stockholder;

•	information required by Regulation 14A of the Securities Exchange Act of 1934, as amended;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the following information with respect to the person nominated by the stockholder:

•	name and address;

•	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated by the SEC;

•	a description of any arrangements or understandings between the stockholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

•	the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors or senior management of the Company may also recommend director nominees. The Nominating and Governance Committee’s process for identifying and evaluating director nominees includes:

•	Conducting candidate searches, interviewing prospective candidates and conducting programs to introduce candidates to the Company, its management and operations personnel, and confirming the appropriate level of interest of such candidates;

•	Recommending to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board;

•	Conducting appropriate inquiries into the background and qualifications of potential nominees; and

•	Reviewing the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommending whether or not such director should be re-nominated.

The Nominating and Governance Committee will evaluate director nominees, including nominees that are submitted to the Company by a stockholder, taking into consideration certain criteria, including issues of experience, wisdom, integrity, skills such as understanding of finance and marketing, educational and professional background. Candidates nominated for election or re-election to the Board should possess the following qualifications:

•	high personal and professional ethics, integrity, practical wisdom and mature judgment;

•	broad training and experience at the policy-making level in business, government, education or technology;

•	expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	willingness to devote the required amount of time to carrying out duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; and

•	willingness to represent the best interests of all stockholders and objectively appraise management performance.

If the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors will not be subject to the Nominating and Governance Committee’s nomination and review process. At all times, at least one member of the Board must meet the definition of “financial expert” set forth in the Sarbanes-Oxley Act of 2002 for service on the Company’s Audit Committee, and all members of the Board serving on the Company’s Audit Committee must meet the requirements of the American Stock Exchange and the Sarbanes-Oxley Act of 2002. In addition, directors must have time available to devote to Board activities and be able to work well with the Chief Executive Officer and other members of the Board.

The Company did not receive any stockholder recommendations for director nominees to be considered by the Nominating and Governance Committee for the annual meeting of stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders may contact the Board of Directors as a group or an individual director by the following means:

Email:	boardofdirectors@quadramed.com

Mail:	Board of Directors
Attn: Lead Independent Director or Corporate Secretary
QuadraMed Corporation
12110 Sunset Hills Road
Suite 600
Reston, VA 20190

Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications sent by email are delivered directly to Mr. Pevenstein, the Lead Independent Director and Chairman of the Board, and to the Secretary of the Company, who will promptly forward such communications to the specified director addressees. Stockholder communications sent by mail will be promptly forwarded by the Secretary of the Company to the specified director addressee or to Mr. Pevenstein, if such communication is addressed to the full Board of Directors. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2007 Annual Meeting of Stockholders should follow the procedures specified under “Stockholder Proposals for 2007 Annual Meeting” below. Stockholders wishing to nominate directors should follow the procedures specified under “Proposal One – Stockholder Director Nominations.”

The Board of Directors currently does not have a policy with regard to director attendance at the Company’s annual meeting of stockholders; however, it typically schedules a meeting of the Board of Directors on the same date as the annual meeting of stockholders. Messrs. Pevenstein, Hagen and English attended the 2005 Annual Meeting of Stockholders.

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics for the Company that applies to its employees, officers and directors. The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers that applies to our senior financial employees, including our Chief Executive Officer and Chief Financial Officer. Each of these codes of ethics is posted on the Company’s website, www.quadramed.com, by clicking on “Corporate” and “Corporate Governance.” The Company filed the Code of Ethics for Principal Executive Officers and Senior Financial Officers as an exhibit to its Current Report on Form 8-K, filed with the SEC on March 15, 2006. The Company will provide a copy of these codes of ethics to any person upon request, without charge. Requests may be made by writing or telephoning the Company at the following address:

QuadraMed Corporation

12110 Sunset Hills Road

Suite 600

Reston, Virginia 20190

703-709-2300

Attn: Corporate Secretary

DIRECTOR COMPENSATION

QuadraMed executive officers do not receive additional compensation for service as a director.

Compensation for non-employee directors in 2005 is shown in the following table:

Annual Retainer Fee(1)	$15,000(2)

Option Grant for Ongoing Directors	11,500 shares(3)

Board Meeting Attendance	$1,500 – in person or by telephone

Committee Meeting Attendance	$1,500 – in person or by telephone $2,000(4) – in person or by telephone for Audit Committee Meetings

Expenses	Reasonable

Option Grant Upon First Election	46,000 shares to new directors(5)

Option Grant Upon Election as Committee Chairman	None

(1)	Non-employee directors may elect to participate in the Director Fee Option Grant Program under QuadraMed’s 2004 Stock Compensation Plan. This program allows non-employee directors to apply all or any portion of their annual retainer fee that is otherwise payable in cash to the acquisition of a special option grant. The terms of the special option grant are:

Exercise Price per Share:	One-third ( 1/3) of the fair market value per share of QuadraMed common stock, as determined by the closing selling price per share of common stock reported on the applicable stock exchange or market on the date preceding the option grant date (FMV).

No. of Option Shares:	Equal to the amount of annual retainer fee elected divided by two-thirds ( 2/3) of the FMV, rounded down to the next whole share.

Vesting:	• Fifty percent (50%) on completion of six (6) months of Board service

• Remaining fifty percent (50%) in six (6) equal monthly installments thereafter

• Immediate vesting upon director’s death or disability

• Immediate vesting upon the occurrence of a Change of Control (as defined in QuadraMed’s 2004 Stock Compensation Plan) while the director is a Board member.

Term:	Ten (10) years.

(2)	The Lead Independent Director’s annual retainer fee was $22,500 in 2005. The annual retainer fee for the Chairman of the Audit Committee was increased to $60,000 effective as of November 1, 2005.

As of January 1, 2006, the annual retainer fee for service as non-executive Chairman of the Board, Lead Independent Director and Chairman of the Audit Committee is $75,000, the annual retainer fee for service as Compensation Committee Chairman is $30,000, and the annual retainer fee for all other directors is $25,000.

(3)	On May 29, 2003, the Board approved a grant of options to purchase 34,500 shares to each ongoing director as of that date. The options granted were in lieu of separate option grants in 2003, 2004 and 2005. These shares vested 33% (11,500) on May 30, 2003, 33% (11,500) on May 30, 2004 and 33% (11,500) on May 30, 2005. Directors who were first elected to our Board in 2003 or thereafter received an initial stock option grant to purchase 46,000 shares (as described below) and did not receive any part of the 2003 grant of options to purchase 34,500 shares.

At each annual meeting of stockholders beginning with the 2006 Annual Meeting of Stockholders, each ongoing non-employee director will be granted automatically an option to purchase 12,000 shares, unless such director had already received an initial option grant upon his first election to our Board at the 2004 or 2005 Annual Meeting of Stockholders.

The terms of such stock option grant are:

Exercise Price:	Equal to the fair market value of QuadraMed common stock, as determined by the closing price reported on the applicable stock exchange or market, on the date of grant.

Vesting:	• Twelve successive equal monthly installments over the director’s period of service.

• Death or disability.

• Change of Control.

Term:	Ten (10) years.

(4)	The Chairman of the Audit Committee received $4,000 per meeting of the Audit Committee for attendance in person or by telephone in 2005. As of January 1, 2006, the Chairman of the Audit Committee receives $3,000 per meeting of the Audit Committee for attendance in person or by telephone.

(5)	Each individual who is first elected or appointed as a non-employee director receives a stock option to purchase 46,000 shares on the date of such initial election or appointment.

The terms of such stock option grant are:

Exercise Price:	Equal to the fair market value of QuadraMed common stock, as determined by the closing price reported on the applicable stock exchange or market, on the date of grant.

Vesting:	• Fifty percent (50%) on completion of one (1) year of Board service measured from grant date

• Remaining fifty percent (50%) on completion of second year of Board service measured from grant date

• Change of Control.

Term:	Ten (10) years.

EXECUTIVE OFFICERS, EXECUTION COMPENSATION AND RELATED INFORMATION

EXECUTIVE OFFICERS

Keith B. Hagen (43) has been our Chief Executive Officer and President and a Director since October 2005. From March 2003 until joining the Company, Mr. Hagen served as the President and a Director of M. Transaction Services, Inc., a national healthcare electronic data interchange (EDI) service provider and subsidiary of Misys PLC, where he was responsible for their transaction service operations. He served as Senior Vice President for Product Development and Chief Technology Officer of Misys Healthcare Systems, a leading healthcare IT company and subsidiary of Misys PLC, from July 2001 to March 2003. He also served as Senior Vice President for Product Development and Chief Technology Officer with Sunquest Information Systems from March 2000 until July 2001, at which time Misys PLC acquired Sunquest. Until January 2000, he served as Senior Vice President for Products and Technology and Chief Technology Officer for The Compucare Company, which was acquired by QuadraMed in 1999. Mr. Hagen has over twenty-one years of experience in healthcare information technology and operations. Mr. Hagen received a Bachelor of Science degree in Computer Science from the State University of New York.

David L. Piazza (51) became our Chief Financial Officer, Executive Vice President, Corporate Secretary and Treasurer in August 2005. Mr. Piazza joined the Company in October 2003 as Vice President of Finance and has been responsible for all non-accounting finance and administrative matters for the Company. From June 2001 to October 2003, Mr. Piazza was Chief Financial Officer of Gemplex Inc., a global virtual private network provider in Vienna, Virginia, and from February 2000 to June 2001, he was Chief Financial Officer and Senior Vice President, International of Teligent International in Vienna, Virginia. Mr. Piazza has twenty years of experience in the telecommunications sector, where he has worked with both public and private companies. He is a CPA and began his career in the public accounting practice, where he specialized in the audits of regulated companies. Mr. Piazza is a graduate of the University of Illinois.

James R. Klein (58) became our Chief Technology Officer and Executive Vice President of Product Management in August 2005. Mr. Klein is a healthcare information technology veteran who served as Director of Healthcare Technology from August 2004 to August 2005 for the Company’s technology partner, InterSystems Corporation. In addition, he served as Vice President and Research Director at the Gartner Group from April 1997 to August 2004. Prior to joining the Gartner Group, he was Vice President of The Compucare Company, a company later acquired by QuadraMed in 1999. Mr. Klein has over twenty-five years of experience in the healthcare information technology industry. Mr. Klein received a Bachelor of Science degree in Mathematics from Villanova University and a Masters Degree from the University of Maryland.

James R. Milligan (45) became our Senior Vice President for Enterprise Marketing and Government Programs in August 2005. Mr. Milligan joined QuadraMed in October 2001 as a Regional Vice President for Enterprise Sales, and he assumed responsibility for the Company’s Client Management program in January 2005 and the Government business in June 2005. Prior to joining the Company, he was District Manager at EMC Corporation from November 2000 to October 2001 and Vice President of Sales and Marketing for Milbrook Corporation in Addison, Texas from March 1999 to November 2000. Mr. Milligan has over twenty years of Hospital and physician information systems experience. Mr. Milligan is a graduate of The University of Ashland.

Steven V. Russell (49) became our Senior Vice President of Corporate Development in November 2005. Most recently, Mr. Russell had been Vice President for HIM National Sales at Precyse Solutions, an HIM consulting and services company, from April 2005 to November 2005. From May 2000 to February 2005, he was Senior Vice President at Healthscribe, Inc. serving as an Executive Officer and member of the Executive Operating Committee, charged with the sales, marketing, business development and client implementation functions. He served as Executive Vice President of Phycom, Inc. from 1999 to 2000, Senior Vice President of Field Operations for The Compucare Company from 1997 to 1999, and Regional Vice President for Cerner Corporation, from 1996 to 1997, where he was responsible for branch office operations of the Washington, DC/Mid-Atlantic office including sales, client installations, client management and office administration. Mr. Russell has over twenty years of health care sales and marketing and operations experience in the health care information technology and health care services business industries. Mr. Russell holds a Bachelor of Arts degree from Indiana University.

EXECUTIVE COMPENSATION

The following tables show, for the last three fiscal years, compensation information for our Chief Executive Officer, our next four most highly compensated executives, and our former Chief Executive Officer and Chief Financial Officer. Other tables that follow provide more detail about the specific type of compensation. Each of these officers is referred to as a “named executive officer.”

Summary Compensation Table:

		Annual Compensation							Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)		Bonus(1) ($)			Other Annual Compensation ($)		Restricted Stock Awards(2) ($)	Securities Underlying Options (#)	All Other Compensation(3) ($)
Keith B. Hagen(4)	2005	$85,417			$65,000	(5)	$75,830	(6)	$973,500	550,000		$—
President and
Chief Executive Officer

David L. Piazza(7)	2005	$188,907			$40,000		$—		$—	150,000		$4,100
Executive Vice President and
Chief Financial Officer

James R. Klein(8)	2005	$125,000			$50,000	(9)	$—		$174,000	200,000		$—
Executive Vice President of
Product Management and
Chief Technology Officer

James R. Milligan(10)	2005	$158,986			$191,396	(11)	$—		$—	120,000		$4,100
Senior Vice President for
Enterprise Marketing and
Government Programs

Steven V. Russell(12)	2005	$22,821			$—		$—		$—	75,000		$—
Senior Vice President of
Corporate Development

Lawrence P. English(13)	2005	$449,421			$—		$—		$—	—		$1,664,940	(14)
Former Chairman of the Board	2004	$415,249			$528,400	(15)	$—		$—	—		$4,100
and Chief Executive Officer	2003	$410,000			$431,000	(16)	$—		$1,687,500	925,000		$4,000

John C. Wright(17)	2005	$229,646			$78,375		$—		$—	—		$105,767	(18)
Former Chief Financial Officer	2004	$292,500			$64,125		$—		$—	—		$4,100
and Executive Vice President	2003	$302,099	(19)	$	N/A		$—		$182,000	750,000	$	N/A

(1)	Unless otherwise noted, amount shown is the bonus payment in each year made pursuant to the preceding year’s Incentive Compensation Plan.

(2)	The amounts shown represent the dollar value of QuadraMed common stock on the date the restricted stock was granted. The following is a summary of the grants of restricted stock to the named executive officers during the periods covered in the table above:

•	On October 17, 2005, Mr. Hagen received a grant of 550,000 restricted shares.

•	On August 1, 2005, Mr. Klein received a grant of 100,000 restricted shares.

•	On December 30, 2003, Mr. English received a grant of 675,000 restricted shares.

•	On July 9, 2003, Mr. Wright received a grant of 100,000 restricted shares.

All of these restricted shares were granted as inducements for employment, except for Mr. English’s restricted shares, which were granted under the 1996 Stock Incentive Plan.

Mr. Hagen’s restricted shares will cliff vest on the third anniversary of the grant (October 17, 2008) if Mr. Hagen has been continuously employed by the Company on that date. Mr. Klein’s restricted shares will vest as follows: 35,000 on the first anniversary of the grant (August 1, 2006), 35,000 on the second anniversary of the grant (August 1, 2007), and 30,000 on the third anniversary of the grant (August 1, 2008), if Mr. Klein has been employed continuously by QuadraMed on each date. However, the forfeiture restrictions will lapse immediately for all of Messrs. Hagen and Klein’s restricted shares upon an involuntary termination of employment (other than a termination for cause) or upon a change in control of the Company.

Pursuant to the terms of Mr. English’s Transition Agreement and Mr. Wright’s Separation Agreement, the vesting of the restricted shares granted to Messrs. English and Wright was accelerated, and such shares became fully vested upon the respective terminations of their employment.

As of December 30, 2005, the aggregate number of all outstanding shares of restricted stock held by each named executive officer and the dollar values of the restricted shares (equal to the product of the number of restricted shares multiplied by $1.44, the closing price for the Company’s common stock reported on the American Stock Exchange on December 30, 2005) were as follows: Mr. Hagen, 550,000 shares ($792,000) and Mr. Klein, 100,000 shares ($144,000). QuadraMed does not pay dividends on its restricted stock.

(3)	Unless otherwise noted, the amount shown is the Company’s annual contribution on behalf of the named executive officer to the QuadraMed 401(k) Plan.

(4)	Mr. Hagen was appointed the Company’s President and Chief Executive Officer, effective as of October 17, 2005.

(5)	This represents a $65,000 signing bonus payable pursuant to Mr. Hagen’s Employment Agreement.

(6)	This represents a $53,541.13 payment for relocation expenses and a $22,288.54 payment for a gross-up on taxable relocation expenses pursuant to Mr. Hagen’s Employment Agreement.

(7)	Mr. Piazza joined the Company in October 2003 as Vice President of Finance and was appointed the Company’s Chief Financial Officer, Executive Vice President, Corporate Secretary and Treasurer, effective August 10, 2005.

(8)	Mr. Klein was appointed the Company’s Chief Technology Officer and Executive Vice President of Product Management, effective August 1, 2005.

(9)	This represents a $50,000 payment as a signing bonus under Mr. Klein’s Employment Agreement.

(10)	Mr. Milligan was appointed the Company’s Senior Vice President for Enterprise Marketing and Government Programs in August 2005. Mr. Milligan joined the Company in October 2001 as a Regional Vice President for Enterprise Sales, and he assumed responsibility for the Company’s Client Management program in January 2005 and for the Government business in June 2005.

(11)	This represents a $191,396 payment of sales commissions to Mr. Milligan.

(12)	Mr. Russell was appointed the Company’s Senior Vice President of Corporate Development in November 2005.

(13)	Mr. English was appointed the Company’s Chief Executive Officer, effective June 12, 2000, and elected Chairman of the Board, effective December 31, 2000. On January 5, 2005, the Company consolidated the executive officer positions of Chief Executive Officer and Chief Operating Officer, and Mr. English assumed the responsibilities of Chief Operating Officer and President. Mr. English stepped down from his positions as Chief Executive Officer, President and Chief Operating Officer, effective October 17, 2005, and as Chairman of the Board, effective December 31, 2005.

(14)	This represents (i) a $1,312,000 severance payment pursuant to Mr. English’s Transition Agreement, (ii) a $348,840 payment by the Company for the repurchase of 256,500 shares of Mr. English’s restricted common stock at a price of $1.36 per share (the closing price for QuadraMed’s common stock on December 28, 2005, the day preceding the repurchase) to enable Mr. English to satisfy applicable income taxes associated with the lapsing of restrictions on his restricted shares, pursuant to Mr. English’s Transition Agreement and (iii) a $4,100 payment under the Company’s annual contribution on behalf of Mr. English to the QuadraMed 401(k) Plan.

(15)	This represents a $221,400 bonus payment and a $307,000 payment under Mr. English’s Key Employment Retention Agreement.

(16)	This represents a $123,000 bonus payment and a $308,000 payment under Mr. English’s Key Employment Retention Agreement.

(17)	From January 2003 through July 2003, Mr. Wright served as a consultant to the Company’s Audit Committee. Mr. Wright became an employee in July 2003. From April 2004 to August 2005, Mr. Wright served as Chief Financial Officer and Executive Vice President. Mr. Wright’s employment with the Company terminated on August 31, 2005.

(18)	This represents a $101,667 severance payment under Mr. Wright’s Separation Agreement and a $4,100 payment under the Company’s annual contribution on behalf of Mr. Wright to the QuadraMed 401(k) Plan.

(19)	This represents $207,099 paid to Mr. Wright for service as a consultant and $95,000 paid for service as an employee.

OPTION GRANTS IN LAST FISCAL YEAR

This table shows stock options granted to the named executive officers during the 2005 fiscal year. The stock options listed below granted to Messrs. Hagen, Klein and Russell were granted outside of a stockholder-approved equity compensation plan as inducements to their employment with the Company. The stock options listed below granted to Messrs. Piazza and Milligan were granted under the 2004 Stock Compensation Plan.

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% Of Total Options Granted to Employees In Fiscal 2005	Exercise or Base Price(2) ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3) ($)
					5%	10%
Keith B. Hagen	550,000	47%	$1.83	10/17/2015	$1,639,482	$2,610,602
David L. Piazza	150,000	13%	$1.80	8/10/2015	$439,802	$700,310
James R. Klein	200,000	17%	$1.74	8/01/2015	$566,855	$902,622
James R. Milligan	20,000	2%	$1.54	5/25/2015	$50,170	$79,887
	100,000	8%	$1.90	8/11/2015	$309,490	$492,811
Steven V. Russell	75,000	6%	$1.24	11/21/2015	$151,487	$241,218
Lawrence P. English	—	0%	—	—	—	—
John C. Wright	—	0%	—	—	—	—

(1)	The option has a maximum term of ten years, subject to earlier cancellation upon termination of the named executive officer’s service with the Company in certain circumstances. The right to exercise the option will vest as follows: (i) 25% of the option shares on the first anniversary of the grant date and (ii) the remaining 75% of the option shares in a series of thirty-six (36) equal monthly installments upon the recipient’s completion of each month of service with the Company after the first anniversary of the grant date. In the event of change in control, the vesting will accelerate and the option shares will become fully exercisable if they are not assumed by the successor corporation (unless provided otherwise in the officer’s option agreement). If terminated for cause, a recipient’s outstanding option shares will automatically terminate. In no event will any recipient’s option be exercisable at any time after the expiration date for such option, which is ten years from the date of the option grant.

For Messrs. Hagen and Russell, if the recipient ceases to remain employed with the Company due to death, permanent disability or involuntary termination (other than a termination for cause) while his options are outstanding, then he (or his personal representative) will have a period of twelve (12) months during which to exercise his options. For each recipient, if he ceases to remain employed with the Company due to his voluntary termination while his options are outstanding, all unvested option shares will be immediately terminated, and he will have a period of three (3) months during which to exercise all of his vested options.

For Messrs. Piazza and Milligan, if the recipient ceases to remain employed with the Company for any reason other than a termination for cause while his options are outstanding, then he (or his personal representative) will have a period of two (2) years during which to exercise his options.

If Mr. Klein ceases to remain employed with the Company due to death or permanent disability, he will have a period of six (6) months during which to exercise his options; if he ceases to remain employed with the Company due to involuntary termination (other than a termination for cause), he will have a period of twelve (12) months during which to exercise his options. If Mr. Klein ceases to remain employed with the Company due to his voluntary termination while his options are outstanding, all of his unvested options will be immediately terminated, and he will have a period of three (3) months during which to exercise all vested options.

(2)	The exercise price is equal to the fair market value of the Company’s common stock, as determined by the closing price reported on the American Stock Exchange on the date prior to the date of grant.

(3)	There can be no assurance provided to the named executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of the Company’s common stock appreciates over the option term, no value will be realized from the option granted to the named executive officer.

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

This table shows the value of unexercised stock options held by each named executive officer as of December 31, 2005. None of the named executive officers exercised any options in 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In the Money Options At Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Keith B. Hagen	—	550,000	$—	$—
David L. Piazza	29,792	175,208	$—	$—
James R. Klein	—	200,000	$—	$—
James R. Milligan	26,888	129,012	$2,316	$954
Steven V. Russell	—	75,000	$—	$14,250
Lawrence P. English	2,035,000	—	$46,000	$—
John C. Wright	750,000	—	$—	$—

(1)	Calculated by subtracting the option exercise price from the closing price of the Company’s common stock on December 30, 2005, as reported on American Stock Exchange, and multiplying the difference by the applicable number of exercisable or unexercisable option shares.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Keith B. Hagen

QuadraMed entered into an employment agreement with Keith B. Hagen effective October 17, 2005. Under the employment agreement, Mr. Hagen will serve as an executive officer in the positions of President and Chief Executive Officer of QuadraMed. Mr. Hagen’s employment agreement has an initial term of two years and will be automatically renewed for one-year terms, unless thirty days’ prior notice is given by either party. The employment agreement provides:

•	an initial annual base salary of $410,000, which may be increased each calendar year by the Compensation Committee and/or Board, but may not be decreased;

•	a signing bonus of $65,000;

•	reimbursement of relocation expenses up to $150,000;

•	a bonus of $205,000 upon continued employment with the Company through December 31, 2006 (pro-rated for service if employment is voluntarily terminated prior to December 31, 2006);

•	additional incentive compensation bonus of up to $205,000 based on certain 2006 performance measures;

•	reimbursement of customary, ordinary and necessary business expenses;

•	an annual incentive compensation bonus of up to one hundred percent of Mr. Hagen’s base salary beginning on January 1, 2007;

•	550,000 stock options and 550,000 restricted shares of the Company’s common stock, with eligibility for additional annual stock option grants as determined by the Board or the Compensation Committee;

•	welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment, 401(k), profit sharing, stock purchase and option plans; and

•	five weeks of paid vacation.

If Mr. Hagen’s service is involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Hagen will receive a payment equal to the sum of his then-current annual base salary and maximum incentive compensation bonus, acceleration of his unvested options such that all options will be vested and exercisable, acceleration of lapsing of forfeiture restrictions on his restricted stock such that all shares of restricted stock vest in full, and one year of life and health plan coverage. If Mr. Hagen’s service is involuntarily terminated in connection with a change in control of the Company or within six months of such change in control, Mr. Hagen will receive: a payment equal to the sum of (i) two times his then-current annual base salary and (ii) his maximum incentive compensation bonus; acceleration of his unvested options such that all options will be vested and exercisable; acceleration of lapsing of forfeiture restrictions on his restricted stock such that all shares of restricted stock vest in full; and one year of life and health plan coverage. All severance payments to Mr. Hagen are conditioned upon his execution and delivery to the Company of a release of all claims against the Company. The employment agreement also requires Mr. Hagen to execute and be bound by all the terms and provisions of a proprietary information and non-competition agreement, whose terms were incorporated by reference into the employment agreement and which includes a seven-year disclosure and cooperation covenant, a one-year non-competition covenant, and confidentiality and non-disparagement covenants.

David L. Piazza

QuadraMed entered into an employment agreement with David L. Piazza effective August 10, 2005. Under the employment agreement, Mr. Piazza will serve as an executive officer in the positions of Chief Financial Officer and Executive Vice President. The employment agreement has an initial term of one year and will be automatically renewed for one-year terms, unless thirty days’ prior notice is given by either party. The employment agreement provides:

•	an initial annual base salary of $210,000, which may be increased each calendar year by the Compensation Committee and/or Board;

•	eligibility for an incentive compensation bonus target of 50% of his annual base rate of salary and additional discretionary bonuses based on the achievement of certain specified goals established by the Board;

•	reimbursement for customary, ordinary and necessary business expenses;

•	150,000 stock options;

•	welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment, 401(k), profit sharing, stock purchase and option plans; and

•	five weeks of paid vacation.

The employment agreement provides that if Mr. Piazza’s service is involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Piazza will receive a payment equal to one-half of his then-current annual base salary and six months of life and health plan coverage. If Mr. Piazza’s service is involuntarily terminated in connection with a change in control of the Company or within six months of such change in control, Mr. Piazza will receive a payment equal to one year of his then-current annual base salary and one year of life and health plan coverage. Upon a change in control of the Company (but under no other circumstances), Mr. Piazza will be entitled to the acceleration of his unvested options such that all options will be vested and exercisable. The employment agreement also includes one-year non-solicitation and non-disparagement covenants and a confidentiality covenant. Under the terms of the employment agreement, all severance payments to Mr. Piazza are conditioned upon his execution and delivery to the Company of a release of all claims against the Company.

James R. Klein

QuadraMed entered into an employment agreement with James R. Klein effective August 1, 2005. Under the employment agreement, Mr. Klein will serve as an executive officer in the positions of Chief Technology Officer and Executive Vice President, Product Management. The employment agreement has an initial term of two years and will be automatically renewed for one-year terms, unless thirty days’ prior notice is given by either party. The employment agreement provides:

•	an initial annual base salary of $300,000, which may be increased each calendar year by the Compensation Committee and/or Board;

•	a signing bonus of $50,000 to be paid on or before August 31, 2005;

•	eligibility for an incentive compensation bonus target of 50% of his annual base rate of salary (pro-rated to 25% for 2005) and additional discretionary bonuses based on the achievement of certain specified goals established by the Board;

•	reimbursement of customary, ordinary and necessary business expenses;

•	200,000 stock options and 100,000 restricted shares of the Company’s common stock;

•	welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment, 401(k), profit sharing, stock purchase and option plans; and

•	five weeks of paid vacation.

The employment agreement provides that if Mr. Klein’s service is involuntarily terminated (other than termination for cause), Mr. Klein will receive a payment equal to one-half of his then-current annual base salary and six months of life and health plan coverage. Under the terms of his stock option agreement and restricted stock agreement, if Mr. Klein is involuntarily terminated (other than termination for cause or upon a change in control of the Company), he will be entitled to the acceleration of his unvested options such that all options will be vested and exercisable and the acceleration of lapsing of forfeiture restrictions on his restricted stock such that all shares of restricted stock vest in full. Under the terms of the employment agreement, all severance payments to Mr. Klein are conditioned upon his execution and delivery to the Company of a release of all claims against the Company. The employment agreement also includes one-year non-solicitation and non-disparagement covenants and a confidentiality covenant.

Steven V. Russell

QuadraMed entered into an employment agreement with Steven V. Russell effective November 21, 2005. Under the employment agreement, Mr. Russell will serve as an executive officer in the position of Senior Vice President of Corporate Development. The employment agreement has an initial term of one year and will be automatically renewed for one-year terms, unless thirty days’ prior notice is given by either party. The employment agreement provides:

•	an initial annual base salary of $200,000, which may be increased each calendar year by the Compensation Committee and/or Board;

•	eligibility for an incentive compensation bonus target of 50% of his annual base rate of salary and additional discretionary bonuses based on the achievement of certain specified goals established by the Board;

•	reimbursement of customary, ordinary and necessary business expenses;

•	75,000 stock options;

•	welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment, 401(k), profit sharing, stock purchase and option plans; and

•	four weeks of paid vacation.

The employment agreement provides that if Mr. Russell’s service is involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Russell will receive a payment equal to one-quarter of his then-current annual base salary and three months of life and health plan coverage. If Mr. Russell’s service is involuntarily terminated in connection with a change in control of the Company or within six months of a change in control, Mr. Russell will receive a payment equal to one year of his then-current annual base salary and one year of life and health plan coverage. Under the terms of his stock option agreement, if he is involuntarily terminated (other than termination for cause) or upon a change in control, Mr. Russell will be entitled to the acceleration of his unvested options such that all options will become fully vested and exercisable. All severance payments to Mr. Russell are conditioned on his complete and unconditional release of all claims against the Company. The employment agreement also requires Mr. Russell to execute and be bound by the terms and provisions of a proprietary information and non-competition agreement, which was incorporated by reference into the employment agreement and includes a seven-year disclosure and cooperation covenant, a one-year non-competition covenant and confidentiality and non-disparagement covenants.

James R. Milligan

QuadraMed entered into a severance agreement with James R. Milligan effective August 22, 2005, in connection with his promotion to the executive office of Senior Vice President, Enterprise Marketing and Government Programs. The severance agreement has an initial term of one year and will be automatically renewed for one-year terms, unless three months’ prior notice is given by either party. The severance agreement provides that if Mr. Milligan’s service is involuntarily terminated (other than for termination for cause), Mr. Milligan will receive a payment equal to his then-current annual base salary. The Company has no other employment agreement with Mr. Milligan.

Lawrence P. English

QuadraMed entered into an employment agreement with Lawrence P. English effective June 12, 2000, as amended September 20, 2001. Under the employment agreement, as amended, Mr. English served as an executive officer in the position of Chief Executive Officer and, when elected, Chairman of the Board. The employment agreement, as amended, had an initial term of two years and an automatic renewal provision for one-year terms, unless three months’ prior notice was given by either party. The employment agreement, as amended, provided:

•	an initial annual base salary of $400,000, which could be adjusted each calendar year by the Board;

•	a guaranteed bonus of at least $100,000 upon completion of his first six months of service after the effective date of the agreement, an incentive compensation bonus target of 50% of his annual base rate of salary, an enhanced bonus of 50% of his annual base rate of salary if the Company exceeded its annual operating cash flow goal for any of 2001, 2002 and 2003, and additional discretionary bonuses determined by the Board based upon the achievement of specified performance goals;

•	additional compensation in an amount equal to the net increase in his state income tax attributable to becoming a California resident;

•	reimbursement of reasonable relocation expenses;

•	reimbursement of $750 per month with respect to his automobile;

•	reimbursement for the costs of the preparation of his federal, state and local income tax returns;

•	a gross-up payment in the event certain excise tax payments were deemed to apply to his benefits;

•	reimbursement of all customary, ordinary and necessary business expenses;

•	1,000,000 stock options, with eligibility for additional annual stock option grants as determined by the Board or the Compensation Committee;

•	welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment, 401(k), profit sharing, stock purchase and option plans; and

•	four weeks of paid vacation.

The employment agreement, as amended, permitted Mr. English to serve as a member of up to three outside boards of directors. The employment agreement, as amended, provided that if Mr. English’s service was involuntarily terminated (other than in connection with a change in control or termination for cause), Mr. English would receive a payment equal to two times his then-current annual base salary, acceleration of his unvested options such that at least 250,000 previously unvested options would be vested and exercisable, elimination of transfer restrictions on all of his restricted shares of stock and a gross-up payment in the event certain excise tax payments were deemed to apply to his severance benefits. If Mr. English’s service was involuntarily terminated in connection with a change in control of the Company or within twenty-four months of such change in control, Mr. English would receive a payment equal to the sum of (i) two times his then-current annual base salary and (ii) his annual target bonus, in addition to two years of life and health plan coverage and a gross-up payment in the event certain excise tax payments were deemed to apply to his severance benefits. Upon a change in control of the Company, Mr. English would be entitled to the acceleration of his unvested options such that all options will be vested and exercisable. The employment agreement, as amended, provided that, in lieu of other severance, Mr. English could voluntarily terminate his employment, contingent on continued employment for a minimum of sixty days, whereupon one-half of unvested options would accelerate and, together with all vested options, remain exercisable for the full term of the option. All severance payments to Mr. English were conditioned upon his execution and delivery to the Company of an irrevocable release of all claims against the Company. The employment agreement, as amended, also included a proprietary information covenant, non-competition covenant and a one-year non-solicitation and non-disparagement covenant.

QuadraMed entered into a transition agreement with Mr. English on September 27, 2005, in connection with the termination of his employment as Chief Executive Officer, effective October 17, 2005, and as Chairman of the Board effective December 31, 2005. The transition agreement provided:

•	a lump sum payment of $1,312,000 as payment in full of the Company’s obligations under Mr. English’s employment agreement, as amended;

•	lapsing of all previously unlapsed restrictions and repurchase rights on Mr. English’s restricted shares, such that all 825,000 restricted shares of the Company’s common stock were no longer subject to restrictions;

•	vesting of all previously unvested options held by Mr. English, such that all 2,035,000 options to purchase shares of the Company’s common stock were exercisable;

•	the Company’s repurchase of 256,500 restricted shares of the Company’s common stock from Mr. English to enable him to satisfy applicable income taxes associated with the lapsing of restrictions on his restricted shares;

•	coverage under the Company’s Directors’ and Officers’ Insurance policy until December 31, 2011; and

•	a continuation of all current group life insurance benefits for 12 months after his termination date.

The transition agreement also included a two-year non-solicitation covenant, non-disparagement and non-competition covenants and a confidentiality covenant by Mr. English. All severance payments to Mr. English were conditioned upon his execution and delivery to QuadraMed of an irrevocable release of all claims against the Company.

In December 2005, pursuant to the transition agreement, the Company paid Mr. English a lump sum severance payment of $1,312,000, repurchased 256,500 shares of his restricted stock for $348,840 (calculated based upon a price per share of $1.36, the closing price per share of the Company’s common stock on December 28, 2005) and provided for the lapsing of all restrictions on Mr. English’s remaining restricted shares and the vesting of all previously unvested options held by Mr. English.

John C. Wright

QuadraMed entered into an employment agreement with John C. Wright effective July 9, 2003. Under the employment agreement, Mr. Wright served as an executive officer in the position of Executive Vice President. The employment agreement had an initial term of two years and an automatic renewal provision for one-year terms, unless one month’s prior notice was given by either party. The employment agreement provided:

•	an initial annual base salary of $285,000, which could be increased each calendar year by the Compensation Committee and/or Board;

•	a discretionary bonus of up to 50% of Mr. Wright’s base salary (pro-rated for the period from the effective date of the employment agreement until December 31, 2003);

•	reimbursement of customary, ordinary and necessary business expenses;

•	eligibility for additional discretionary bonuses based on the achievement of certain specified goals established by the Board;

•	750,000 stock options and 100,000 restricted shares of the Company’s common stock, with eligibility for additional annual stock option grants as determined by the Board or the Compensation Committee;

•	welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment, 401(k), profit sharing, stock purchase and option plans; and

•	four weeks of paid vacation.

The employment agreement permitted Mr. Wright to serve as a member of up to two outside boards of directors. The employment agreement provided that if Mr. Wright’s service was involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Wright would receive a payment equal to his then-current annual base salary, acceleration of his unvested options, restricted stock and phantom stock, a gross-up payment in the event certain excise tax payments were deemed to apply to his severance benefits, and twelve months of life and health plan coverage. If his service was involuntarily terminated in connection with a change in control of the Company or within three months of such change in control, Mr. Wright would receive a payment equal to the sum of (i) his then-current annual base salary and (ii) his annual target bonus, in addition to one year of life and health plan coverage. All severance payments to Mr. Wright were conditioned upon his execution and delivery to the Company of a release of all claims against the Company. Upon a change in control of the Company, Mr. Wright would be entitled to the acceleration of unvested options such that all options would be vested and exercisable and the acceleration of lapsing of forfeiture restrictions on his restricted stock such that all shares of restricted stock would vest in full. The employment agreement also included a two-year non-solicitation and non-disparagement covenant and confidentiality covenant.

QuadraMed entered into a separation agreement with Mr. Wright on August 17, 2005, in connection with the termination of his employment with QuadraMed as Chief Financial Officer and Executive Vice President, effective as of August 9, 2005, and as an employee of QuadraMed, effective as of August 31, 2005. The separation agreement provides:

•	a payment of $305,000 (payable in monthly installments over a 12 month period) as payment in full of the Company’s obligations under Mr. Wright’s employment agreement;

•	entitlement to a gross-up payment in the event certain excise tax payments are deemed to apply to his severance benefits;

•	the lapsing of all unlapsed restrictions and repurchase rights on Mr. Wright’s 100,000 restricted shares of the Company’s common stock;

•	vesting of all of Mr. Wright’s previously unvested options, such that all 750,000 options to purchase shares of the Company’s common stock are immediately exercisable;

•	continued entitlement to the rights provided by, and subject to the obligations of, the indemnification agreement between the Company and Mr. Wright, dated July 9, 2003;

•	continued coverage under the Company’s Directors’ and Officers’ Insurance policy until December 31, 2011; and

•	a continuation of all current group life insurance benefits for 12 months after his termination date.

The separation agreement also includes two-year non-solicitation, non-disparagement and non-competition covenants and a confidentiality covenant by Mr. Wright. All payments to Mr. Wright were conditioned upon his execution and delivery to QuadraMed of an irrevocable release of all claims against the Company.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company currently has three insurance policies insuring the directors and officers of the Company and its subsidiaries against any liability incurred by them while acting within the scope of their duties as a director or officer. The policies are for a maximum amount of $15 million and have a deductible of $500,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

QuadraMed’s Compensation Committee establishes general executive compensation policies and reviews and determines the salaries, bonuses, and discretionary option grants awarded to QuadraMed’s executives, including the Chief Executive Officer.

The Compensation Committee retained an independent compensation consulting firm in 2004 to provide advice on executive compensation matters and provide it with the following:

•	Comparative executive compensation information, including salary, bonus, and option data for companies similar to QuadraMed and that compete with QuadraMed for executive talent.

•	Specific recommendations to maintain QuadraMed’s executive compensation at levels competitive with the marketplace.

The following table summarizes the key policies, factors and other compensation information that the Compensation Committee used in determining 2005 executive compensation, including that of the Chief Executive Officer:

Policies

•      Provide competitive compensation to attract and retain highly-skilled executives.

•      Align and tie executive personal performance to QuadraMed’s financial performance through the use of variable and long-term incentive awards.

Executive Compensation Elements

•      Annual base salary, tied to the Compensation Committee’s evaluation of personal executive performance and the competitive marketplace for comparable executives.

•      Variable incentive awards, tied to achievement of QuadraMed’s financial goals set at the beginning of the fiscal year and evaluation of personal executive contribution.

•      Long-term equity-based incentive awards, tied to aligning the interests of executive officers with stockholders’ interests.

2005 Factors

•      Contribution margin targets set by the Board.

•      Improvement of management processes.

•      Development of long-term corporate business, research and development, and financial strategies.

•      Improved communication with customers, the investment community and the Board.

With regard to Mr. English’s compensation as Chief Executive Officer, the Compensation Committee evaluated QuadraMed’s contribution margins and Mr. English’s performance on a variety of matters, including improvement of management processes, reduction in expenses, strengthening of the management team, increase in revenues, development of long-term corporate business and financial strategies and improved communication with customers, the investment community and the Board.

The Company hired Keith B. Hagen to succeed Mr. English as the Company’s Chief Executive Officer and President, effective October 17, 2005. The Compensation Committee, with the review of the full Board, negotiated Mr. Hagen’s employment documents, including his Employment Agreement, Inducement Stock Option Agreement and Restricted Stock Agreement, as described in this proxy statement at “Employment Contracts and Termination of Employment and Change in Control Arrangements.” These agreements did not provide for compensation to Mr. Hagen based upon the Company’s performance in the 2005 fiscal year. As provided in his Employment Agreement, Mr. Hagen will be eligible for 2006 bonus compensation (up to half of his annual base salary) related to the Company’s 2006 fiscal year performance, in addition to a guaranteed bonus of half of his annual base salary. The Compensation Committee will determine any such bonus compensation based upon the same, or similar, criteria as listed in the above table.

Pursuant to Section 162(m) of the Internal Revenue Code, QuadraMed is not allowed a tax deduction for non-performance based compensation paid to an executive officer in excess of $1 million in any fiscal year. Non- performance based compensation paid to a QuadraMed executive officer in 2005 did not exceed this limitation, and it is unlikely that this limitation will be exceeded in the foreseeable future. Consequently, the Compensation Committee has decided not to take any action to limit or restructure the elements of cash compensation payable to QuadraMed’s executive officers. This decision will be reconsidered, however, should the non-performance based compensation of any executive officer ever approach the $1 million level.

The Board did not modify or reject any Compensation Committee action or recommendation regarding executive compensation for the 2005 fiscal year.

Compensation Committee:

James E. Peebles, Chairman

Robert L. Pevenstein

SECURITY OWNERSHIP OF

BENEFICIAL OWNERS AND MANAGEMENT

The following table and the accompanying notes set forth certain information, as of March 16, 2006, concerning the beneficial ownership of our common stock by: (1) each person who is known by us to beneficially own more than five percent of our common stock, (2) each director of our Company, (3) each named executive officer and (4) all directors and named executive officers as a group. The beneficial ownership percentages have been calculated based on 41,536,100 shares of common stock outstanding on March 16, 2006.

Under the SEC’s rules, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock which they beneficially own. All persons listed have an address in care of QuadraMed’s principal executive offices, except as otherwise noted. All information with respect to beneficial ownership has been furnished to us by our respective stockholders, unless otherwise noted.

Name of Beneficial Owner	Number of Shares Owned		Right to Acquire		Total	Percentage
David M. Knott(1)(2)	4,360,671		—		4,360,671	10.5%
Zazove Associates, LLC(3)	150,000	(4)	7,881,724	(5)	8,031,724	16.3%
MacKay Shields, LLC(6)	6,225,729	(7)	15,161,260	(8)	21,386,989	37.7%
William K. Jurika(9)	3,806,040		53,282	(10)	3,859,322	9.3%
Lawrence P. English(11)(12)	668,500		2,035,000		2,703,500	6.2%
Keith B. Hagen(11)(12)	550,000	(13)	—		550,000	1.3%
James R. Klein(12)	100,000	(14)	—		100,000	*
Robert W. Miller(11)	3,000		46,000		49,000	*
James R. Milligan(12)	23,800	(15)	27,929		51,729	*
James E. Peebles(11)	—		23,000		23,000	*
Robert L. Pevenstein(11)	10,000		46,000		56,000	*
David L. Piazza(12)	—		35,521		35,521	*
Steven V. Russell(12)	—		—		—	0.0%
John C. Wright(12)	100,000		750,000		850,000	2.0%

All directors and executive officers as a group (9 people)(16)	1,355,300		2,213,450		3,568,750	8.2%

*	Less than 1% of our outstanding shares of common stock.
(1)	Address: 485 Underhill Boulevard, Suite 205, Syosset, New York 11791
(2)	This information was obtained from the Schedule 13G/A filed with the SEC by Mr. Knott on December 7, 2005.
(3)	Address: 940 Southwood, Incline Village, NV 89451. Zazove Associates, LLC is controlled by Gene T. Pretti, its Chief Executive Officer and majority equity holder.
(4)	This number of shares includes 90,000 shares of unregistered common stock issued upon the exercise of warrants.
(5)	This number of shares includes (i) 1,026,899 shares of common stock issuable upon the exercise of warrants and (ii) 6,854,825 shares of common stock issuable upon the conversion of 850,000 shares of Series A Preferred Stock owned by the holder, based on a conversion rate of 8.0645 shares of common stock per share of Series A Preferred Stock.
(6)	Address: 9 West 57th Street, New York, NY 10019. MacKay Shields, LLC, a registered investment adviser, is an indirect wholly owned subsidiary of New York Life Insurance Company.

(7)	This number of shares includes 5,755,379 shares of unregistered common stock issued upon the exercise of warrants.
(8)	Represents the number of shares issuable upon the conversion of 1,880,000 shares of Series A Preferred Stock, based on a conversion rate of 8.0645 shares of common stock per share of Series A Preferred Stock.
(9)	Mr. Jurika served on our Board of Directors from July 2003 until October 2005. His address is 3 Sandringham Place, Piedmont, California 94611.
(10)	Mr. Jurika was granted these stock options during his term of service on our Board of Directors.
(11)	Director
(12)	Named executive officer, as defined in “Executive Compensation” on Page 14.
(13)	This number of shares constitutes 550,000 restricted shares for which Mr. Hagen has sole voting power, but which are subject to contractual limitations on transfer.
(14)	This number of shares constitutes 100,000 restricted shares for which Mr. Klein has sole voting power, but which are subject to contractual limitations on transfer.
(15)	This number of shares includes 2,500 shares of common stock owned by Mr. Milligan’s wife.
(16)	This number includes all current directors and executive officers, and thus excludes Mr. Wright, who is no longer an executive officer, and Mr. Jurika, who is no longer a director.

OTHER INFORMATION

PERFORMANCE GRAPH

The following chart, produced by Research Data Group, depicts the Company’s performance for the period beginning on December 31, 2000, and ending December 31, 2005, as measured by total stockholder return on the Company’s common stock compared with the total return of the American Stock Exchange and the NASDAQ Computer and Data Processing Index. Upon request, the Company will furnish stockholders a list of the component companies of such indexes.

In the Company’s 2005 Proxy Statement, the Performance Graph included the five-year cumulative return for the NASDAQ Stock Market (U.S.) Index. The inclusion of both the NASDAQ Stock Market (U.S.) Index and the American Stock Exchange in the 2005 Proxy Statement was due to the transition of our shares from trading on the NASDAQ Stock Market to the American Stock Exchange during 2004. Our stock was not publicly traded on the NASDAQ Stock Market during 2005 and therefore the five-year cumulative return for the NASDAQ Stock Market is not included in the performance graph above.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the Report of the Compensation Committee of the Board of Directors on Executive Compensation and the Company’s Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lawrence P. English, a Director and our former Chairman and Chief Executive Officer, has been a Director of Curative Health Services, Inc. since May 2000. Mr. English currently serves as Chairman of its Executive Committee, is a member of the Audit Committee and, as of March 2005, is Chairman of the Compensation Committee. Joseph L. Feshbach, a former QuadraMed Director, is a Director of Curative Health Services, Inc. Mr. Feshbach was Chairman of the Board of Curative Health Services, Inc. from November 2000 through February 2005 and Chief Executive Officer from July 2002 through November 2004.

LARGEST SECURITY HOLDERS

As of March 16, 2006, MacKay Shields LLC beneficially owns 37.7%, Zazove Associates, LLC beneficially owns 16.3%, David M. Knott beneficially owns 10.5%, William K. Jurika, a former director of QuadraMed, beneficially owns 9.3%, and Lawrence P. English, a director and QuadraMed’s former Chairman and Chief Executive Officer, beneficially owns 6.2% of QuadraMed’s common stock (see “Security Ownership of Beneficial Owners and Management,” above).

QuadraMed is not aware of any other beneficial owner of five percent (5%) or more of its outstanding shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

This table provides information about our common stock subject to equity compensation plans as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Approved By Stockholders(1)	6,812,331	(2)	$4.0675	1,264,036	(3)
Not Approved By Stockholders(4)	1,575,000		$1.7857	n/a

(1)	The Company has issued stock options and restricted stock under its 1996 Stock Incentive Plan, as amended (the “1996 Plan”), the 1999 Supplemental Stock Option Plan, as amended (the “1999 Plan”) and the 2004 Stock Compensation Plan (the “2004 Plan”), all of which were approved by stockholders. The 2004 Plan superceded the 1996 and 1999 Plans as of May 6, 2004, although stock options and restricted stock under the 1996 and 1999 Plans outstanding as of that date remain subject to the terms of those plans.

(2)	Includes options originally issuable under various benefit plans of entities acquired by us.

(3)	This number excludes options and restricted shares outstanding and shares issued upon exercise of options plan-to-date, as of December 31, 2005.

(4)

The Company has issued stock options outside of stockholder-approved equity compensation plans as inducements for the employment of the following executives: Keith B. Hagen (550,000; exercise price of $1.83), James R. Klein (200,000; exercise price of $1.74), Steven V. Russell (75,000; exercise price of

$1.24) and John C. Wright (750,000; exercise price of $1.82). Mr. Wright’s service to the Company terminated on August 31, 2005. All such options were granted pursuant to an Inducement Stock Option Agreement entered into between the Company and the individual executive. The terms of these Inducement Stock Option Agreements include (i) a fixed exercise price as set forth in each agreement, which is the closing price of the Company’s common stock on the last trading day prior to the grant date or state the exercise price will be the closing price of the Company’s common stock on the last trading day prior to the grant date; (ii) options have a maximum term of ten years; (iii) 25% of the recipient’s options vest on the first anniversary of the grant, with the remaining 75% vesting pro rata in a series of 36 equal monthly installments upon the recipient’s completion of each month of employment after the first anniversary of the grant date; (iv) upon the executive’s involuntary termination (other than a termination for cause) or a change in control of the Company, all options fully vest and remain exercisable for 12 months (for Mr. Wright, this was 36 months) or until the expiration date (which is ten years from the grant date); (v) upon the executive’s death or permanent disability, all options that had vested until the date of cessation of service remained exercisable for 12 months (for Mr. Klein, 6 months; for Mr. Wright, 36 months, and Mr. Wright was to be credited with an extra 12 months of service in the event of his death or permanent disability); (vi) upon the executive’s voluntary termination, all options that had vested until the date of cessation of service remained exercisable for 3 months (for Mr. Wright, 36 months); and (vii) upon the executive’s termination for cause, the options terminate immediately.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires QuadraMed’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of QuadraMed’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of QuadraMed’s equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish QuadraMed with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, QuadraMed believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2005 were met in a timely manner by its directors, executive officers and greater than ten percent (10%) beneficial owners, with the following exceptions: Mr. Hagen filed one late-filed Form 3 and one late-filed Form 4 reporting a transaction in October 2005; Mr. Piazza filed one late-filed Form 3 and one late-filed Form 4 reporting a transaction in August 2005; Mr. Klein filed one late-filed Form 3 and one late-filed Form 4 reporting a transaction in August 2005; Mr. Milligan filed one late-filed Form 3 and one late-filed Form 4 reporting a transaction in August 2005; Mr. Russell filed one late-filed Form 3 and one late-filed Form 4 reporting a transaction in November 2005; and Mr. English filed one late-filed Form 4 reporting a transaction in December 2005.

PROPOSAL TWO

APPROVAL AND RATIFICATION OF AMENDMENTS TO THE 2004 STOCK COMPENSATION PLAN

The second proposal item to be voted on is the approval and ratification of two technical tax-related amendments to the 2004 Stock Compensation Plan.

General

On May 6, 2004, the stockholders approved the adoption of the 2004 Stock Compensation Plan (the “2004 Plan”), which provides stock compensation to employees, consultants, directors and advisors based on their service to the Company, their performance and other factors. The 2004 Plan has a term of May 6, 2004 to May 6, 2014. The 2004 Plan authorizes the issuance of nonqualified and incentive stock options (within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights, restricted stock and restricted stock units. The Plan is limited to a maximum distribution of 1,536,369 shares, with a limit of 1,500,000 granted to any one individual as stock options or stock appreciation rights in any one calendar year period. Stock options, restricted stock, restricted stock units and stock appreciation rights granted under the 2004 Plan will become exercisable/fully vested upon the occurrence of a Change of Control, as defined in the 2004 Plan.

Since the stockholders’ adoption of the 2004 Plan, the U.S. Congress passed the American Jobs Creation Act of 2004 (the “Jobs Creation Act”). Section 409A of the Jobs Creation Act (“Section 409A”) provides new, more restricted rules regarding the ability of employers and employees to defer income. The Company’s review of the 2004 Plan revealed the necessity and advisability of revising certain provisions of the 2004 Plan as a measure of “good faith compliance” with Section 409A and applicable Internal Revenue Service (“IRS”) guidance. Based upon this review, on March 9, 2006, the Board and the Compensation Committee approved amendments to the 2004 Plan and recommended them for submission to the Company’s stockholders for approval and ratification. Accordingly, the Company proposes to amend and restate the 2004 Plan to:

•	Restrict employee elections to defer the proceeds from the exercise of any stock option or stock appreciation right to no later than the end of the taxable year preceding the year in which the participant performs the services for which compensation is deferred; and

•	Conform the definition of “unforeseeable emergency” to that definition provided by the IRS under Section 409A and related proposed regulations.

In all other respects, the existing terms of 2004 Plan will remain unchanged.

In consenting to this proposal, you will consent to the amendment and restatement of the 2004 Plan to reflect the proposed amendments, if this proposal is approved at the annual meeting. A copy of the 2004 Plan as proposed to be amended and restated is attached hereto as Exhibit A.

Text of the Proposed Amendments

The Company proposes to amend the 2004 Plan in Section 10 as indicated:

10. Deferral Election.

Notwithstanding the provisions of this Plan, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Option or SAR not transferred under the applicable provisions of this Plan.

(a) The election to defer the delivery of the proceeds from any eligible Award must be made ~~at least six months prior to the date such Award is exercised or at such other time as the Committee may~~

~~specify.~~ no later than the end of the taxable year preceding the year in which the Participant performs the service for which the compensation may be deferred, or such longer period as the Committee in its discretion may specify. Deferrals will only be allowed for exercises which occur while the Participant is an active employee of the Company. Any election to defer the delivery of proceeds from an eligible Award shall be irrevocable as long as the Participant remains an employee of the Company.

(b) The deferral of the proceeds of an eligible Award may be elected by a Participant subject to the regulations established by the Committee. The proceeds from such an exercise shall be credited to the Participant’s deferred stock account as the number of deferred share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred share units shall be valued at the Fair Market Value of Common Stock. Deferred share units shall accrue dividends at the rate paid on the Common Stock and shall be credited in the form of additional deferred share units. Deferred share units shall be distributed in shares of Common Stock, or, in the discretion of the Committee, by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver, upon the termination of employment of the Participant or at such other date as may be approved by the Committee over a period of no more than 10 years.

(c) The Committee may, at its sole discretion, allow for the early payment of a Participant’s deferred share units account in the event of an “unforeseeable emergency” or in the event of the death or Permanent Disability of the Participant. ~~An “unforeseeable emergency” is defined as an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted.~~ For the purposes of this section, an “unforeseeable emergency” is a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s beneficiary, the spouse of the Participant or the Participant’s beneficiary, or a dependent of the Participant or the Participant’s beneficiary; (ii) loss of the Participant’s (of the Participant’s beneficiary’s) property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s beneficiary, including any events or circumstances described in guidance issued by the IRS under section 409A of the Code. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision shall be consistent with the Regulations established under the Code. Additionally, the Committee may use its discretion to cause deferred share unit accounts to be distributed when continuing the program is no longer in the best interest of the Company.

(d) No rights to deferred share unit accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that a Participant may designate a beneficiary pursuant to any rules established by the Committee.

Reasons for the Proposed Amendments

The Company believes that it is in the best interests of the Company’s stockholders and employees to revise the 2004 Plan as a measure of “good faith compliance” with Section 409A and applicable IRS guidance. Failure to comply with Code Section 409A will subject employees to current taxation on deferred earnings and subject the Company to excise taxes for withholding less than the proper amount of employee earnings as required by the IRS.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL THREE

APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON EXERCISE OF OPTIONS GRANTED UNDER THE PLAN FROM 453,450 TO 703,450

The third proposal item to be voted on is to approve an amendment to the 2002 Employee Stock Purchase Plan.

You are being asked to approve and ratify an increase in the number of shares reserved for issuance upon exercise of options granted under the 2002 Employee Stock Purchase Plan (the “ESPP”) from 432,250 to 703,450. The ESPP, which is payroll deduction based, is intended to qualify under Section 423 of the Code and provides employees the opportunity to acquire common stock ownership in the Company.

Based on the Compensation Committee’s recognition that the Company’s success is dependent upon its ability to attract and retain talented employees and that one of the best ways to compete for such personnel is to offer significant potential rewards which are tied to the Company’s success, the Board adopted the ESPP on January 28, 2002. On April 29, 2002, the stockholders approved and ratified the adoption of the ESPP. The Board believes that all employees of the Company and its subsidiaries should be provided the opportunity to acquire or increase their holdings of the Company’s common stock. When adopted, 333,450 shares of common stock were reserved for the grant of options under the ESPP. On May 6, 2004, QuadraMed’s stockholders voted to approve and ratify an amendment to the ESPP to increase the number of shares of common stock reserved for issuance under the ESPP from 333,450 to 453,450. As of March 16, 2006, 318,084 options had been granted, and only 15,366 shares remain available for issuance under the ESPP.

The full text of the ESPP, including the “Enrollment/Change Form” and “Stock Purchase Agreement,” is attached to this proxy statement as Exhibit B.

The Company believes it is in the best interests of the Company’s stockholders and employees to increase the number of shares of common stock available to the ESPP by 250,000 shares, as this will allow the Company to continue to attract and retain quality personnel and to promote employee participation in equity ownership of the Company.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL FOUR

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fourth proposal item to be voted on is to approve the appointment of BDO Seidman, LLP as QuadraMed’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

The Audit Committee has appointed, and the Board has approved, BDO Seidman, LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Board has directed that such appointment be submitted to our stockholders for ratification. BDO Seidman, LLP was the Company’s independent registered public accounting firm for the preceding four fiscal years.

Stockholder ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required. The Board, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board will reconsider whether or not to retain BDO Seidman, LLP or another firm. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different accounting firm at any time during the 2006 fiscal year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of BDO Seidman, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted, in amended and restated form, by the Audit Committee on March 8, 2006 and approved by the Board of Directors on March 9, 2006. All members of the Audit Committee meet the independence and knowledge requirements of the marketplace rules of the American Stock Exchange and the Sarbanes-Oxley Act of 2002. The Audit Committee appoints and retains the Company’s independent registered public accounting firm, whose appointment is confirmed and ratified by the Board of Directors. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. However, the Company’s management has the primary responsibility for overseeing preparation of the financial statements and the overall reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005 with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with BDO Seidman, LLP, our independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with BDO Seidman, LLP such firm’s independence from management and the Company, and has received and reviewed the written disclosures and letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

AUDIT COMMITTEE

Robert L. Pevenstein, Chairman

Robert W. Miller

James E. Peebles

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For work performed in regard to fiscal years 2005 and 2004, BDO Seidman, LLP billed QuadraMed for the following fees for services, as categorized:

	2005	2004
Audit Fees	$919,205	$861,617
Audit Related Fees(1)	$41,237	$76,050
Tax Fees	—	—
All Other Fees	—	—

Total	$960,442	$937,667

(1)	Audit related fees include amounts billed for audit of employee benefit plans and consultations on financial reporting matters.

All audit and audit related services were pre-approved by the Audit Committee, which concluded that the performance of such services by BDO Seidman, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

From time to time stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Under the rules of the Securities and Exchange Commission, to be included in the proxy statement for the 2007 Annual Meeting of Stockholders, the Company must receive proposals no later than November 30, 2006.

Pursuant to the Company’s Bylaws, stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. Our Bylaws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company no later than the close of business on the 60th day prior to, nor earlier than the close of business on the 90th day prior to, the anniversary date of the previous year’s annual meeting. To be eligible for consideration at the 2007 Annual Meeting of Stockholders, proposals that have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between February 9, 2007 and March 12, 2007. In the event the date of the 2007 Annual Meeting of Stockholders is changed by more than 30 days from the date contemplated as of the date of this proxy statement, stockholder notice must be received not earlier than the close of business on the 90th day prior to the 2007 Annual Meeting of Stockholders, nor later than the close of business on the 60th day prior to the 2007 Annual Meeting of Stockholders. However, in the event a public announcement of the date of the 2007 Annual Meeting of Stockholders is first made fewer than 70 days prior to such annual meeting, stockholder proposals must be made by the close of business on the 10th day following such public announcement. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

********************

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors

David L. Piazza
Executive Vice President, Chief Financial Officer and Corporate Secretary

March 22, 2006

Reston, Virginia

EXHIBIT A

(Proposal Two)

In the event Proposal Two as described in the proxy statement for QuadraMed’s 2006 Annual Meeting of Stockholders is approved by the requisite vote of the stockholders at the annual meeting, QuadraMed’s 2004 Stock Compensation Plan shall read in its entirety as follows:

QUADRAMED CORPORATION

2004 STOCK COMPENSATION PLAN

1. Purpose

The purpose of this 2004 Stock Compensation Plan is to secure for QuadraMed Corporation and its stockholders, the benefits of the incentive inherent in common stock ownership by the employees, consultants, directors and advisors of and to QuadraMed Corporation and its Subsidiaries and Affiliates in order to ensure the future growth and continued financial success of the QuadraMed Corporation, and its Subsidiaries and Affiliates.

2. Definitions

The following terms wherever used herein shall have the meanings set forth below.

(a) The term “Affiliate” shall mean any entity in which the Company or a Subsidiary has an ownership interest of at least 50%.

(b) The term “Award” means award of an Option, Stock Appreciation Right (“SAR”), Restricted Stock or Restricted Stock Unit under the Plan.

(c) The term “Award Agreement” shall mean an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(d) The term “Board” shall mean the Board of Directors of QuadraMed Corporation.

(e) The term “Cause” shall mean (a) the Participant’s conviction of, or entering a guilty plea with respect to, any crime (whether or not involving the Company); (b) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company’s policies, including, but not limited to those set forth in Company manuals or statements of policy; (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or (e) the commission of any act of fraud, embezzlement or dishonesty by the Participant or any other intentional misconduct by such person that adversely affects the business or affairs of the Company, its Affiliates or Subsidiaries.

(f) The term “Change in Control” shall mean:

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the Company’s state of incorporation;

(ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) a transfer of all or substantially all of the Company’s assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company’s resulting interest is less than fifty percent (50%);

(iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company’s outstanding securities; or

(vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

(g) The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(h) The term “Committee” shall mean the Compensation Committee of the Board.

(i) The term “Common Stock” shall mean the shares of common stock of QuadraMed Corporation.

(j) The term “Company” shall mean QuadraMed Corporation and/or any of its Subsidiaries and Affiliates as the context requires.

(k) The term “Effective Date” shall mean the date this Plan is approved by the Board.

(l) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) For purposes of determining the “Fair Market Value” of a share of Common Stock on any relevant date, the following rules shall apply:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date preceding the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on such date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date preceding the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on such date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not at the time traded on any Stock Exchange and is not reported on the Nasdaq National Market or any successor system, then the Fair Market Value shall be the average between the highest bid and lowest asked prices for the Common Stock on the date preceding the date in question by an established quotation service for over-the-counter securities.

(iv) If the Common Stock is not at the time traded on any Stock Exchange, is not reported on the Nasdaq National Market or a successor system, and is not otherwise publicly traded, then the Fair Market Value shall be established by the Committee acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arms-length transactions.

(n) The term “Immediate Family Member” shall mean a Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependents.

(o) The term “Incentive Stock Option” shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

(p) The term “Insider” shall mean any person who is subject to the reporting obligations of Section 16(a) of the Exchange Act.

(q) The term “Nonqualified Stock Option” shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

(r) The term “Option” or “Stock Option” shall mean a right granted pursuant to the Plan to purchase shares of Common Stock at an exercise price established by the Committee pursuant to the Plan.

(s) The term “Optionholder” shall mean a person to whom an Option is granted pursuant to the Plan, or, if applicable, such other person who holds an outstanding Option.

(t) The term “Participant” means a person to whom an Award is granted pursuant to the Plan.

(u) The term “Permanent Disability” or “Permanently Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Non-Employee Director Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

(v) The term “Plan” shall mean the QuadraMed Corporation 2004 Stock Compensation Plan, as the same may be amended from time to time.

(w) The “Prior Plan” shall mean the QuadraMed Corporation 1996 Stock Incentive Plan and the QuadraMed Corporation 1999 Supplemental Stock Option Plan, as applicable.

(x) The term “Restricted Stock” means shares of Common Stock awarded under the Plan that are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service or achievement of performance or other objectives, as determined by the Committee pursuant to Paragraph 11 of the Plan.

(y) The term “Restricted Stock Unit” shall mean an Award payable in cash or Common Stock and represented by a bookkeeping credit where the amount represented by the bookkeeping credit of each Restricted Stock Unit equals the Fair Market Value of a share of Common Stock on the date of grant and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Common Stock on any date from the date of grant up to the date of Restricted Stock Unit is paid to the Participant in cash or Common Stock. Restricted Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to voting or other rights with respect to Common Stock; provided, however, that an Award of Restricted Stock Units may provide for the crediting of additional Restricted Stock Units based on the value of dividends paid on Common Stock while the Award is outstanding.

(z) The term “Stock Appreciation Right” or “SAR” shall mean a right to receive, either in cash or Common Stock, as determined by the Committee, the excess of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which right is granted pursuant to Paragraph 9 hereof and subject to the terms and conditions contained herein.

(aa) The term “Stock Exchange” shall mean the American Stock Exchange, the New York Stock Exchange, the Boston Stock Exchange or any other “national securities exchange” within the meaning of the Exchange Act.

(bb) The term “Subsidiary” shall mean any corporation which at the time qualified as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424 of the Code.

3. Effective Date of the Plan

This Plan shall become effective upon stockholder approval, provided that such approval is received before the expiration of one year from the date this Plan is approved by the Board, and provided further that the Board may make Awards pursuant to the Plan prior to such stockholder approval if such Awards by their terms are contingent upon subsequent stockholder approval of this Plan.

4. Administration

(a) The Plan shall be administered by the Committee.

(b) The Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(c) Notwithstanding the provisions of this Paragraph 4, the Chief Executive Officer of the Company, shall have authority to grant to any person, other than an Insider, an annual Award or Awards up to an aggregate of 50,000 shares of Common Stock per Participant; and any such Award or Awards shall, for purposes of this Plan, be considered as the action of the Committee.

(d) Awards shall be granted by the Company and shall become effective only after prior approval of the Committee, and upon the execution of an Award Agreement between the Company and the recipient of the Award.

(e) All Awards under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligation to be satisfied through cash payments, through the surrender of shares of Common Stock which the participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

(f) The Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final and binding on all persons, unless otherwise determined by the Board. No member of the Committee or the Board shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

(g) The Committee may impose such other terms and conditions, as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Common Stock, (ii) the grant or exercise of purchase rights under the Plan, or (iii) the shares of Common Stock acquired under the Plan.

(h) Notwithstanding any other provisions of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of any benefit under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of the Exchange Act or any securities exchange or similar entity.

5. Participation in the Plan

(a) Participation in the Plan shall be limited to the employees of the Company (including prospective employees conditioned on their becoming employees) and any advisor, consultant, director or other person providing services to the Company who shall be designated by the Committee.

(b) No member of the Committee shall participate in deliberations concerning the granting of, and the terms and conditions of, his or her own Award.

6. Stock Subject to the Plan

(a) The amount of Common Stock which may be made subject to Awards under this Plan shall be 1,536,369 shares, which is the amount of shares of Common Stock available for, and not made subject to, grants of options or other awards under the Prior Plans as of March 29, 2004, subject to adjustment based upon grants under the Prior Plans between March 29, 2004 and the Effective Date of the Plan. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise of Awards granted pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock or shares subsequently acquired by the Company as treasury shares. If for any reason shares of Common Stock as to which an Award has been made are forfeited or otherwise cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to the exercise of Awards pursuant to the Plan.

(b) Subject to Paragraph 6(c), the maximum number of shares that may be covered by Awards granted to any one individual pursuant to Paragraph 7 (relating to Options) or Paragraph 9 (relating to SARs) shall be one million five hundred thousand (1,500,000) shares during any one calendar year period; and the maximum number of shares that may be issued to any one individual in conjunction with the Awards granted pursuant to Paragraph 11 (relating to Restricted Stock Awards) shall be seven hundred fifty thousand (750,000) shares during any one calendar year period.

(c) In the event of a recapitalization, stock split, stock dividend, combination of shares of Common Stock, share exchange or any similar corporate transaction or event in respect of the Common Stock, the Plan will be appropriately adjusted in the number and class of shares reserved for the granting of Awards and in the number, class and price of shares covered by Awards granted pursuant to the Plan but not then exercised. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

7. Terms and Conditions of Options

(a) Each Option granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee may approve, which agreement shall be subject to the terms and conditions of this Plan, and shall contain such terms and conditions, as the Committee shall prescribe.

(b) The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time the Option is granted but will not be less than the Fair Market Value of a share of Common Stock as of the date of the grant of such Options.

(c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to ten (10) years from the date on which it is granted. The term of each Option shall be determined by the Committee at the time of grant of the Option, provided that if no term is established by the Committee the term of the Option shall be ten (10) years from the date on which it is granted.

(d) The Optionholder’s right to exercise the Option shall vest as follows: (i) 25% of the Option shares shall vest upon the Participant’s completion of one year of continuous service with the Company; and (ii) the balance of the Option shares shall vest in a series of thirty-six (36) equal successive monthly installments upon the Participant’s completion of each additional month of continuous employment. The Committee may, however, provide in the Award Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest in the Optionholder over any other shorter or longer period, or in periodic installments that may, but need not, be equal; and the Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. However, in the event of a Change in Control, any Option that is not then fully exercisable, shall become fully exercisable immediately prior to that Change in Control.

(e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution, and shall be exercisable by the Participant during his lifetime only by him. Notwithstanding the foregoing, the Committee may set forth in the Award Agreement at the time of grant or thereafter, that the Option (other than an Incentive Stock Option) may be transferred to Immediate Family Members, to trusts solely for the benefit of such Immediate

Family Members, and to partnerships in which such Immediate Family Members and/or trusts are the only partners. Any transfer of Options made under this provision shall not be effective until notice of such transfer is delivered to the Company. In the event an Option is transferred in accordance with the foregoing, the Option shall be exercisable solely by the transferee and shall remain subject to the provisions of the Plan. The Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Upon voluntary or involuntary termination of a Participant’s active service with the Company for any reason (including illness or disability), his or her Option and all rights thereunder shall terminate effective ninety (90) days, or two (2) years, in the case of an Insider, after the date the Optionholder ceases active, regular service with the Company, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g), (h) and (i) of this Paragraph 7.

(g) In the event a Participant (i) takes a leave of absence from the Company for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government or (ii) terminates his or her employment or ceases providing services to the Company, by reason of illness, Permanent Disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his or her case and may take such action in respect of the related Award Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted Options may be exercised and extending the time following the Participant’s termination of active employment during which the Optionholder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the term of the Option.

(h) If a Participant dies during the term of his or her Option without having fully exercised the Option, the Optionholder or the person who inherits the right to exercise the Option by bequest or inheritance, shall have the right at any time following the Participant’s death and for a period of one (1) year following the date of the Participant’s death, or two (2) years in the case of Insider, to purchase the number of shares of Common Stock that the Optionholder was entitled to purchase at the date of death of the Participant, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. In the event of the death of the transferee of an Option transferred in accordance with Paragraph 7(e), above, the Option shall be exercisable by the executors, administrators, legatees or distributees of the transferee’s estate, as the case may be, for a period of one (1) year following the date of the transferee’s death, or two (2) years in the case of Insider, provided that in no event may the Option be exercised after the expiration of the term of the Option.

(i) If a Participant ceases to actively provide services to the Company due to his or her retirement with the consent of the Company and without his or her Option having been fully exercised, then the Optionholder shall have the right within ninety (90) days of the Participant’s termination of employment, or two (2) years in the case of an Insider, to purchase the number of shares of Common Stock that the Optionholder was entitled to purchase at the date of the Participant’s termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel an Option during the post-termination exercise period referred to in this paragraph, if the Participant engages in “Detrimental Activity” as defined in subparagraph 14(a) or otherwise engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of active service for the Company. Any such determination of the Committee shall be final and binding on all persons, unless overruled by the Board.

(j) Notwithstanding the foregoing, in the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall terminate and expire as of the commencement of business on the effective date of such termination.

(k) In addition to the general terms and conditions set forth in the Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

(i) “Incentive Stock Options” shall be granted only to individuals who, at the date of grant of the Option, are employees of the Company or a Subsidiary;

(ii) No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to be granted an “Incentive Stock Option”, unless the exercise price per share is at least 110% of the Fair Market Value of the Common Stock subject to the Option on the date of grant of the Option and the Option, by its terms, is not exercisable after the expiration of five years from the date the Option is granted;

(iii) To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock in respect of which an Option is exercisable for the first time by the Participant during any calendar year (and taking into account all “incentive stock option” plans of the Company) exceeds $100,000, that number of whole shares for which an Option issued hereunder is exercisable with an aggregate fair market value in excess of this $100,000 limit shall not be treated as having been granted under an “Incentive Stock Option”; and

(iv) Any other terms and conditions specified by the Board that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for “incentive stock options” under Section 422 of the Code.

8. Methods of Exercise of Options

(a) An Optionholder (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Company in writing to that effect at its principal executive offices prior to 4:30 p.m. Washington, D.C. time on the day of exercise (which must be a business day at the executive offices of the Company), specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment for the shares of Common Stock so purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile or other electronic transmission. If a facsimile or other electronic transmission is used, the Optionholder should mail the original executed copy of the written notice to the Company promptly thereafter.

(b) Payment shall be made by delivery to the Company at the address set forth in subparagraph 8(a) by the Optionholder of either (i) United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates or (ii) at the discretion of the Committee, and to the extent permitted by applicable statutes and regulations, shares of other Common Stock then held by the Optionholder that are owned free and clear of any liens, claims, encumbrances or security interests and that are valued at Fair Market Value on the date of exercise. Subject to any restrictions on Insiders pursuant to Section 13(k) of the Exchange Act (and rules and regulations promulgated thereunder), the Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Company’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding taxes prior to issuance of Common Stock, in the manner and subject to the procedures as may be established by the Committee.

(c) Holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Company to elect to deliver previously owned shares of Common Stock upon exercise of the Option to satisfy any withholding taxes attributable to the exercise of the Option. If the Committee does not include any provisions relating to this withholding feature in its resolutions granting the Option or in the Award Agreement, however, the maximum amount that an Optionholder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares an Optionholder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee may include in the Award Agreement relating to any such Option provisions limiting or eliminating the Optionholder’s ability to pay his withholding tax obligation with shares of Common Stock or, if no such provisions are included in the Award Agreement but in the opinion of the Committee such withholding would have an adverse tax, accounting or other effect on the Company, at or prior to exercise of the Option, the Committee may so limit or eliminate the Optionholder’s ability to pay his or her withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Company, such method would not be in compliance with all applicable laws and regulations.

(d) An Optionholder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

(e) An Optionholder shall have none of the rights of a stockholder of the Company until the shares of Common Stock covered by the Option are issued to him or her upon exercise of the Option.

9. Stock Appreciation Rights

The Committee may grant SARs pursuant to the Plan, which shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve. SARs shall be subject to such terms and conditions as the Committee shall impose, including the following:

(a) The per share exercise price of any SAR under the Plan shall be determined by the Committee at the time of the grant of the SAR, but shall not be less than the Fair Market Value of a share of Common Stock as of the date of the grant of such SAR.

(b) A SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Agreement evidencing the SAR. In the event of a Change in Control, any SAR that is not then fully exercisable, shall become fully exercisable immediately prior to that Change in Control.

(c) A SAR shall entitle the Participant to receive from the Company that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in the Award Agreement evidencing the SAR times the number of shares called for by the SAR. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of a SAR, by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver, or partly by the payment of cash and partly by the delivery of Common Stock.

(d) Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant, each SAR granted to a Participant shall be exercisable only by the Participant and no SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Award Agreement evidencing a SAR, permit a Participant to transfer all or some of the SAR to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts solely for the exclusive benefit of such Immediate Family Member and to partnerships in which such Immediate Family Members and/or trusts are the only partners.

(e) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant with the Company shall terminate for any reason other than retirement with the consent of the Company, Cause, Permanent Disability or death (i) SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, or two (2) years after such termination in the case of an Insider, on which date they shall expire, and (ii) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no SAR shall be exercisable after the expiration of its term.

(f) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant with the Company shall terminate on account of the death or Permanent Disability of the Participant (i) SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one (1) year after such termination, or two (2) years in the case of an Insider, on which date they shall expire, and (ii) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no SAR shall be exercisable after the expiration of its term.

(g) In the event of the termination of a Participant’s employment for Cause, all outstanding SARs granted to such Participant shall expire as of the commencement of business on the effective date of such termination.

10. Deferral Election

Notwithstanding the provisions of this Plan, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Option or SAR not transferred under the applicable provisions of this Plan.

(a) The election to defer the delivery of the proceeds from any eligible Award must be made no later than the end of the taxable year preceding the year in which the Participant performs the service for which the compensation may be deferred, or such longer period as the Committee in its discretion may specify. Deferrals will only be allowed for exercises which occur while the Participant is an active employee of the Company. Any election to defer the delivery of proceeds from an eligible Award shall be irrevocable as long as the Participant remains an employee of the Company.

(b) The deferral of the proceeds of an eligible Award may be elected by a Participant subject to the regulations established by the Committee. The proceeds from such an exercise shall be credited to the Participant’s deferred stock account as the number of deferred share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred share units shall be valued at the Fair Market Value of Common Stock. Deferred share units shall accrue dividends at the rate paid on the Common Stock and shall be credited in the form of additional deferred share units. Deferred share units shall be distributed in shares of Common Stock, or, in the discretion of the Committee, by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver, upon the termination of employment of the Participant or at such other date as may be approved by the Committee over a period of no more than 10 years.

(c) The Committee may, at its sole discretion, allow for the early payment of a Participant’s deferred share units account in the event of an “unforeseeable emergency” or in the event of the death or Permanent Disability of the Participant. For the purposes of this section, an “unforeseeable emergency” is a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s beneficiary, the spouse of the Participant or the Participant’s beneficiary, or a dependent of the Participant or the Participant’s beneficiary; (ii) loss of the Participant’s (of the Participant’s beneficiary’s) property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s beneficiary, including any events or circumstances described in guidance issued by the IRS under section 409A of the Code. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision shall be consistent with the Regulations established under the Code. Additionally, the Committee may use its discretion to cause deferred share unit accounts to be distributed when continuing the program is no longer in the best interest of the Company.

(d) No rights to deferred share unit accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that a Participant may designate a beneficiary pursuant to any rules established by the Committee.

11. Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards

(a) Each Award of Restricted Stock or Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company in such form as the Committee may approve, which agreement shall be subject to the terms and conditions of this Plan and shall contain such terms and conditions as the Committee shall prescribe.

(b) Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Stock, the Participant shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash equivalents or past services rendered to the Company, as the Committee may determine.

(c) Each award of Restricted Stock or Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. During any restricted period, the Participant shall not be permitted to sell, transfer, pledge or assign any Restricted Stock awarded under this Plan. In the event of the Participant’s retirement, Permanent Disability or death, or in cases of special circumstances, the Committee, in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Participant’s Restricted Stock. Notwithstanding the foregoing, each Award Agreement shall provide that all Restricted Stock and Restricted Stock Units subject to the agreement shall become fully vested in the event that a Change in Control occurs.

(d) The Committee shall establish the criteria upon which the restriction period shall be based. Restrictions may be based upon either the continued employment of the Participant or upon the attainment by the Company of one or more measures of operating performance, including, but not limited to: revenue, net income, EBITDA, cash flow and financial return ratios.

The Committee shall establish the specific targets for the selected criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. Performance objectives may be established in combination with restrictions based upon the continued employment of the Participant. These targets may be based upon the total Company or upon a defined business unit.

In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the Award or the extent to which a Participant’s right to receive an Award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(e) The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. An Award Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(f) When an Award of Restricted Stock is granted hereunder, the Company shall issue a certificate or certificates in respect of such Restricted Stock, which shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award similar to the following:

“The transferability of the shares represented by this certificate is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and QuadraMed Corporation. A copy of such agreement is on file in the offices of the Secretary of the Corporation.”

(g) In order to enforce the restrictions, terms and conditions that may be applicable to a Participant’s shares of Restricted Stock, the Committee may require the Participant, upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

12. Non-Employee Director Option Grant Program

(a) Option Terms

1. Grant Dates. Nonqualified Stock Option grants under the Non-Employee Director Option Grant Program shall be made on the dates specified below:

A. Each individual who is first elected or appointed as a non-employee Board member at any time shall automatically be granted, on the date of such initial election or appointment, a Nonqualified Stock Option to purchase 46,000 shares of Common Stock (the “Initial Grant”), provided, that the individual has not previously been in the employ of the Company or any Subsidiary or Affiliate.

B. At each annual meeting of the stockholders beginning with the 2006 annual meeting of the stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a Nonqualified Stock Option to purchase 12,000 shares of Common Stock, provided such individual has not received an Initial Grant under this Non-Employee Director Option Grant Program as of the date of either of the preceding two (2) Annual Stockholder Meetings.

2. Exercise Price.

A. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock as of the grant date.

B. The exercise price shall be payable in one or more of the alternative forms authorized under Paragraph 8. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

3. Option Term. Each Option shall have a term of ten (10) years measured from the Option grant date.

4. Exercise and Vesting of Options. The right of a non-employee Board Member to exercise each initial 46,000-share Option grant shall vest as follows: (i) one-half of the Option shares shall vest upon the Participant’s completion of one (1) year of Board service measured from the Option grant date and (ii) the balance of the Option shares shall vest upon the Participant’s completion of his or her second year of Board service measured from such grant date. The right of a non-employee Board Member to exercise a 12,000-share Option grant shall vest in a series of 12 successive equal monthly installments over the Participant’s period of Board service.

5. Termination of Board Service. The following provisions shall govern the exercise of any Options held by the Participant at the time the Participant ceases to serve as a Board member:

A. The Participant shall have a two (2)-year period following the date of the Participant’s cessation of Board service in which to exercise each such option for the number of vested shares of Common Stock for which the Option is exercisable at the time of the Participant’s cessation of Board service.

B. In no event shall the Option remain exercisable after the expiration of the Option term. Upon the expiration of the post-termination exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested shares.

(b) Change In Control

In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding Option but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Option shall remain exercisable for such fully-vested Option shares until the expiration or sooner termination of the Option.

(c) Remaining Terms.

The remaining terms of each Option granted under the Non-Employee Director Option Grant Program shall be the same as the relevant terms in effect for Option grants made under Paragraphs 7 and 8.

13. Director Fee Option Grant Program

(a) Option Grants. Each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Company’s Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an Option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable.

(b) Option Terms. Each Option shall be a Nonqualified Stock Option governed by the terms and conditions specified below.

1. Exercise Price.

A. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock as of the Option grant date.

B. The exercise price shall become immediately due upon exercise of the Option and shall be payable in one or more of the alternate forms authorized under Paragraph 8. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

2. Number of Option Shares. The number of shares of Common Stock subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X=(A)(Bx66-2/3%), where

X is the number of Option shares

A is the portion of the annual retainer fee subject to the non-employee Board member’s election, and

B is the Fair Market Value per share of Common Stock as of the Option grant date.

3. Exercise and Term of Options. The Option shall become exercisable for fifty-percent (50%) of the Option shares upon the Participant’s completion of six (6) months of Board service in the calendar year for which his or her election under this Director Fee Option Grant Program is in effect, and the balance of the Option shares shall become exercisable upon the Participant’s completion of twelve (12) months of Board service during that calendar year. Each Option shall have a maximum term of ten (10) years measured from the Option grant date.

4. Termination of Board Service. Should the Participant cease Board service for any reason (other than death or Permanent Disability) while holding one or more Options under this Director Fee Option Grant Program, then each such Option shall remain exercisable, for any or all of the shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year Option term or (ii) the expiration of the two (2)-year period measured from the date of such cessation of Board service. However, each Option held by the Participant under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the Option is not otherwise at that time exercisable.

5. Death or Permanent Disability. Should the Participant’s service as a Board member cease by reason of death or Permanent Disability, then each Option held by such Participant under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that Option, and the Option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year Option term or (ii) the expiration of the two (2)-year period measured from the date of such cessation of Board service.

Should the Participant die after cessation of Board service but while holding one or more Options under this Director Fee Option Grant Program, then each such Option may be exercised, for any or all of the shares for which the Option is exercisable at the time of the Participant’s cessation of Board service (less any shares subsequently purchased by Participant prior to death) by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the Option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year Option term or (ii) the two (2)-year period measured from the date of the Participant’s cessation of Board service.

(c) Change in Control. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding Option but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Option shall remain exercisable for such fully-vested Option shares until the expiration or sooner termination of the Option.

(d) Remaining Terms. The remaining terms of each Option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under Paragraphs 7 and 8.

14. Cancellation and Rescission of Awards

(a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Subsidiary or Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Subsidiary or Affiliate; (ii) the disclosure to anyone outside the Company or any of its Subsidiaries and Affiliates, or the use in other than the Company’s business, without prior written authorization from the Committee, of any confidential information or material, relating to the business of the Company or any of its Subsidiaries and Affiliates, acquired by the

Participant either during or after his period of service with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant while employed by or otherwise performing services for the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or Affiliate or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary or Affiliate to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for Cause (either as defined herein or in the Participant’s employment agreement with the Company); (v) any attempt directly or indirectly to induce any employee or other person performing services for the Company or any Subsidiary or Affiliate to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Subsidiary or Affiliate; or (vi) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or any Subsidiary or Affiliate.

(b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provision of paragraphs (a)(i)-(vi) of this Paragraph 14 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

15. Repurchase of Shares

(a) Unless and to the extent a different repurchase right or obligation is specified in a separate agreement with the Participant, the Common Stock acquired in connection with an Award issued under this Plan shall be subject to a right (but not an obligation) of repurchase by the Company as described in this Paragraph 15. If the Participant transfers any shares of Common Stock, then this Paragraph 15 shall apply to the transferee to the same extent as to the Participant.

(b) If the Company exercises the right of repurchase, it shall pay the Participant an amount equal to the Fair Market Value for each of the shares of Common Stock being repurchased.

16. Amendments and Discontinuance of the Plan; Modification of Awards

(a) The Board shall have the right at any time and from time to time to amend, modify, or discontinue the Plan; provided, however, that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirement of Section 422 of the Code, Section 162(m) of the Code, or any Nasdaq or Stock Exchange listing requirements.

(b) Subject to the terms and conditions of, and within the limitations of the Plan, the Committee may modify, extend or renew Awards under the Plan; provided, however, that the Committee shall not have the authority, without the prior approval of the stockholders, to (i) amend any Option or SAR to reduce the exercise price of the Option or SAR, (ii) accept the surrender or cancellation of any Options or any SARs and grant new Options or SARs in substitution therefore at an exercise price that is less than the exercise price of the Options or SARs surrendered or cancelled or (iii) otherwise reprice any outstanding Option or SAR. Subject to the foregoing, no amendment of any Award shall be effective to revoke or alter the terms of any valid Award previously granted pursuant to the Plan without the consent of the Participant.

17. Plan Subject to Governmental Laws and Regulations

The Plan and the grant and exercise of Awards pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

18. Exclusion From Retirement and Fringe Benefit Computation

No portion of any Award under this Plan shall be taken into account as “wages,” “salary” or “compensation” for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, disability and severance programs, or (iii) any form of extraordinary pay including but not limited to bonuses, sick pay, vacation pay, termination indemnities or the like.

19. Non-Guarantee of Employment

Nothing in the Plan or in any Award granted pursuant to the Plan shall be construed as a contract of employment between the Company or any Subsidiary or Affiliate, and selection of any person as a Participant in the Plan will not give that person the right to continue in the employ of the Company or any Subsidiary or Affiliate, the right to continue to provide services to the Company or any Subsidiary or Affiliate or as a limitation of the right of the Company or any Subsidiary or Affiliate to discharge any Participant or any other person at any time.

20. Liability Limited; Indemnification

(a) To the maximum extent permitted by Delaware law, neither the Company, the Board or the Committee nor any of its members, shall be liable for any action or determination made with respect to this Plan.

(b) In addition to such other rights of indemnification that they may have, the members of the Board and the Committee shall be indemnified by the Company to the maximum extent permitted by Delaware law against any and all liabilities and expenses incurred in connection with their service in such capacity.

21. Miscellaneous

(a) The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(b) This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws of any jurisdiction.

(c) All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the Participant at the address contained in the records of the Company or to the Company at the principal executive offices of the Company.

22. Duration of the Plan

No Award shall be granted pursuant to the Plan after the tenth anniversary of the date the Plan was originally approved by the stockholders of the Company.

EXHIBIT B

(Proposal Three)

In the event Proposal Three as described in the proxy statement for QuadraMed’s 2006 Annual Meeting of Stockholders is approved by the requisite vote of the stockholders at the annual meeting, QuadraMed’s Corporation 2002 Employee Stock Purchase Plan shall read in its entirety as follows:

QUADRAMED CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of QuadraMed Corporation (the “Company”) by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned in the attached Exhibit.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan may be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Seven Hundred Three Thousand Four Hundred Fifty (703,450) shares.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The Initial Offering Period shall commence on the first business day in August and terminate on the last business day in January. The next offering period shall commence on the first business day in February and subsequent offering periods shall commence as designated by the Plan Administrator.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year. The first Purchase Interval in effect under the Initial Offering Period, however, shall commence on the first business day in August 2002 and terminate on the last business day in January 2003.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty four (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI. PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed seven hundred fifty (750) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization.

E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common

Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

The Company shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on January 28, 2002 and shall become effective on the first day of the Initial Offering Period, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the NASDAQ National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the Initial Offering Period hereunder shall be refunded.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2012, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected under the Plan following such termination.

X. AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Board may not, without the approval of the Company’s stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XI. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

The following definitions shall be in effect under the Plan:

(A) BASE SALARY shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Company or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

(B) BOARD shall mean the Company’s Board of Directors.

(C) CODE shall mean the Internal Revenue Code of 1986, as amended.

(D) COMMON STOCK shall mean the Company’s common stock.

(E) CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.

(F) CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company.

(G) COMPANY shall mean QuadraMed Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of QuadraMed Corporation which shall by appropriate action adopt the Plan.

(H) EFFECTIVE TIME shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

(I) ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

(J) ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

(K) FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) The Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of the Initial Offering Period, the Fair Market Value shall be deemed to be equal to the closing price per share at which the Common Stock is sold on the first business day of the Initial Offering Period on such date on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock.

(L) 1933 ACT shall mean the Securities Act of 1933, as amended.

(M) PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

(N) PARTICIPATING CORPORATION shall mean the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

(O) PLAN shall mean the Company’s Employee Stock Purchase Plan, as set forth in this document.

(P) PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

(Q) PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be the last business day of January.

(R) PURCHASE INTERVAL shall mean each successive six (6) month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

(S) SEMI-ANNUAL ENTRY DATE shall mean the first business day in February and August each year on which an Eligible Employee may first enter an offering period.

(T) STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

(U) UNDERWRITING AGREEMENT shall mean the agreement between the Company and the underwriter or underwriters managing the initial public offering of the Common Stock.

QUADRAMED CORPORATION

EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

ENROLLMENT/CHANGE FORM

SECTION 1: ACTION		Complete Sections:

☐	New Enrollment	2, 3, 7 and sign attached Stock Purchase Agreement

☐	Change Payroll Deductions	2, 4, 7

☐	Terminate Payroll Deductions	2, 5, 7

☐	Leave of Absence	2, 6, 7

SECTION 2: PERSONNEL

Name

	Last	First	MI	Dept. DATA

Home Address

Street

	City		State	Zip Code

Social Security #:	☐☐☐-☐☐☐-☐☐☐

SECTION 3: NEW ENROLLMENT

Effective with the Purchase Interval Beginning:	Payroll Deduction Amount:

☐ February 1, 200	% of base salary* (a maximum of 10% of base salary)

☐ August 1, 200

☐ Initial Offering Period—August 1, 2002

SECTION 4: DEDUCTIONS

Effective with the Pay Period Beginning:	CHANGE Month, Day and Year	PAYROLL

I authorize the following new level of payroll deductions:             % of base salary*

* Must be a multiple of 1% up to a maximum of 10% of base salary

NOTE: You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.

SECTION 5: DEDUCTIONS

Effective with the Pay Period Beginning:	TERMINATE Month, Day and Year	PAYROLL

Your election to terminate your payroll deductions for the balance of the offering period cannot be changed, and you may not rejoin the offering period at a later date. You will not be able to resume participation in the ESPP until a new offering period begins.

In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current six (6)-month purchase interval:

☐    Purchase shares of QuadraMed at end of the interval

OR

☐    Refund ESPP payroll deductions collected

NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

SECTION 6: LEAVE OF ABSENCE

In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll deductions to date in the current purchase interval:

☐    Purchase shares of QuadraMed at end of the interval

OR

☐    Refund ESPP payroll deductions collected

NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.

SECTION 7: AUTHORIZATION

I hereby authorize the specific action or actions indicated above.

Date	Signature of Employee

QUADRAMED CORPORATION

STOCK PURCHASE AGREEMENT

I hereby elect to participate in the Employee Stock Purchase Plan (the “ESPP”) effective with the Entry Date specified below, and I hereby subscribe to purchase shares of Common Stock of QuadraMed Corporation (the “Company”) in accordance with the provisions of this Agreement and the ESPP. I hereby authorize payroll deductions from each of my paychecks following my entry into the ESPP in the 1% multiple of my salary (not to exceed a maximum of 10%) specified in my attached Enrollment Form.

Each offering period is divided into a series of successive purchase intervals. The initial purchase interval is to begin on the first business day of August 2002. Subsequent purchase intervals will each be of six (6) months’ duration and will run from the first business day of February to the last business day of July each year and from the first business day of August each year until the last business of January in the following year. My participation will automatically remain in effect from one offering period to the next in accordance with this Agreement and my payroll deduction authorization, unless I withdraw from the ESPP or change the rate of my payroll deduction or unless my employment status changes. I may reduce the rate of my payroll deductions on one occasion per purchase interval, and I may increase my rate of payroll deduction to become effective at the beginning of any subsequent purchase interval within the offering period.

My payroll deductions will be accumulated for the purchase of shares of the Company’s Common Stock on the last business day of each purchase interval within the offering period. The purchase price per share shall be equal to 85% of the lower of (i) the fair market value per share of Common Stock on my entry date into the offering period or (ii) the fair market value per share on the semi-annual purchase date. I will also be subject to ESPP restrictions (i) limiting the maximum number of shares which I may purchase on any one purchase date to 750 shares and (ii) prohibiting me from purchasing more than $25,000 worth of Common Stock for each calendar year my purchase right remains outstanding.

I may withdraw from the ESPP at any time prior to the last business day of a purchase interval and elect either to have the Company refund all my payroll deductions for that purchase interval or to have those payroll deductions applied to the purchase of shares of the Company’s Common Stock at the end of such interval. However, I may not rejoin that particular offering period at any later date. Upon the termination of my employment for any reason, including death or disability, or my loss of eligible employee status, my participation in the ESPP will immediately cease and all my payroll deductions for the purchase interval in which my employment terminates or my loss of eligibility occurs will automatically be refunded.

If I take an unpaid leave of absence, my payroll deductions will immediately cease, and any payroll deductions for the purchase interval in which my leave begins will, at my election, either be refunded or applied to the purchase of shares of Common Stock at the end of that purchase interval. Upon my return to active service, my payroll deductions will automatically resume at the rate in effect when my leave began.

A stock certificate for the shares purchased on my behalf at the end of each purchase interval will automatically be deposited into a brokerage account that the Company will open on my behalf. I will notify the Company of any sale or disposition of my ESPP shares, and I will satisfy all applicable income and employment tax withholding requirements at the time of such sale or disposition.

The Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the exercise of outstanding purchase rights at the end of any current purchase interval. Should the Company elect to terminate the ESPP, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement.

I have received a copy of the official Plan Prospectus summarizing the major features of the ESPP. I have read this Agreement and the Prospectus and hereby agree to be bound by the terms of both this Agreement and the ESPP. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP.

Date: , 200	Signature of Employee

Entry Date: , 200	Printed Name:

EXHIBIT C

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF QUADRAMED CORPORATION

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of QuadraMed Corporation, a Delaware corporation (the “Company”).

I.	MISSION STATEMENT

The Committee is the key overseer of the Company’s financial reporting, internal controls and business ethics. It serves as the primary interface with the Company’s external auditors. The key to successful performance of its function is strict independence from Company management combined with a thorough understanding of the Company’s business and material financial reporting issues.

II.	PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence and (4) the performance of the Company’s internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) appoint, retain, compensate, evaluate and terminate the Company’s independent accountants; (d) approve audit and non-audit services to be performed by the independent accountants; and (e) perform such other functions as the Board may from time to time assign to the Committee overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountants, the internal auditors and management of the Company.

The Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a Board level oversight role where it oversees the relationship with the independent auditor, as set forth in this Charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors, taking into account the information it receives, discussions with the auditor and the experience of the Committee’s members in business, financial and accounting matters.

III.	COMPOSITION

The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and the American Stock Exchange. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Committee. Additionally, there will be at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities, and at least one member of the Committee shall be an “audit committee financial expert.” Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and the American Stock Exchange. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

IV.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least four times each year without management present, to enable it to fulfill its responsibilities. Committee meetings shall occur at the following times, among others, and no member of the Company’s management shall be present: prior to commencement of the annual audit, prior to completion of the annual audit, and after meeting with Company management. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. Each Committee meeting shall have a written agenda. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare written minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent accountants, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

V.	COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.    Oversight of the Financial Reporting Processes

1.	In consultation with the independent accountants and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2.	Review and approve all related-party transactions between the Company and its affiliates.

3.	Report to the Board on any material related-party transactions between the Company and its affiliates.

4.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

5.	Annually review with management, and separately with independent accountant, major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies and any audit problems or difficulties.

6.	Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

7.	Meet at least annually with the chief financial officer, the internal auditors and the independent accountants in separate executive sessions.

8.	Review all analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

9.	Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principles (“GAAP”) methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

10.	Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

11.	Establish and conduct procedures for the receipt, retention and treatment of complaints from the employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

12.	Discuss with management the policies with respect to risk assessment and risk management and determine the Company’s primary business and financial exposure risks. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

13.	Meet separately with management to discuss accounting and auditing related issues, including budgets and forecasts, current operations in light of budgets and forecasts, compliance with the Company’s code(s) of ethics and other internal procedures and regulatory compliance.

14.	Keep the Board of Directors apprised of the Committee’s activities and prepare regular reports to the Board of Directors on all material findings and other matters within the scope of the Committee’s functions.

B.    Review of Documents and Reports

1.	Review and discuss with management and the independent accountants the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.	Review and discuss with management and the independent accountants earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

3.	Review the recommendations and regular internal reports to management prepared by the internal auditors and management’s response thereto.

4.	Review the recommendations and reports to management prepared by the external auditors and management’s response thereto.

5.	Review reports from management, the internal auditors and the independent accountants on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law and insider and related party transactions.

6.	Review with management and the independent accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

7.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

8.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

9.	Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountants.

C.    Independent Accountant Matters

1.	Interview and retain the Company’s independent accountants, considering the accounting firm’s independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountants. The independent accountants are accountable to the Committee and to the Board.

2.	Meet with the independent accountants and the Company’s financial management to review the scope of the proposed external audit for the current year.

3.	On an annual basis, the Committee shall evaluate the independent accountants’ qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues and (c) all relationships the independent accountants have with the Company and relevant third parties to determine the impact, if any of such relationships on the independence of the independent accountants. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, information technology services and other professional services rendered by the independent accountants and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Independence Standards Board and the Public Company Accounting Oversight Board) and shall approve in advance any non-audit services to be provided by the independent accountants.

4.	Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent accountants.

5.	Review the performance of the independent accountants and terminate the independent accountants when circumstances warrant.

6.	Establish and periodically review hiring policies for employees or former employees of the independent accountants.

7.	Review with the independent accountants any problems or difficulties the auditors may have encountered and any “management” or “internal control” letter provided by the independent accountants and the Company’s response to that letter. Such review should include:

(a)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b)	any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

(c)	communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

(d)	any changes required in the planned scope of the internal audit; and

(e)	the responsibilities, budget and staffing of the Company’s internal audit function.

8.	Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the American Stock Exchange may direct by rule or regulation.

9.	Periodically consult with the independent accountants out of the presence of management regarding (a) weaknesses in the Company’s internal controls or financial reporting, the fullness and accuracy of the organization’s financial statements, and methods to improve any weaknesses or deficiencies, (b) whether the independent auditors have noticed any end of the year or unusually large transactions which require further investigation, (c) the nature of the Company’s financial reporting policies and (d) any disagreements between the independent auditors and management regarding financial reporting.

10.	Oversee the relationship with the independent accountants by serving as a channel of communication between the independent accountants and the Board, discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

11.	Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

12.	Obtain a representation from the independent accountants that Section 10A of the Securities Exchange Act of 1934 has been followed.

13.	Pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the Securities Exchange Act of 1934.

D.    Internal Audit Control Matters

1.	Evaluate the nature of the Company’s internal audit plan and determine the appropriate staffing levels for the internal audit function.

2.	Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

3.	Meet regularly, and particularly at year end, with the internal auditors to discuss the strengths and weaknesses of internal controls, efforts to uncover oral, off the books transactions and any large, end of year or end of quarter transactions, which have a material effect on the financial results.

4.	Following completion of the annual external audit, review separately with each of management, the independent accountants and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

5.	Review with the independent accountants, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

6.	Review the procedures that the Company has implemented regarding compliance with the Company’s code of conduct.

7.	Establish procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting matters.

8.	Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

9.	Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company’s financial statements materially misleading.

E.    Evaluation of Internal Auditors

1.	Review activities, organizational structure and qualifications of the internal auditors. Meet separately and periodically with the internal auditing department. Serve as the channel of communication between the internal auditors and the Board.

2.	Review and concur in the appointment, replacement, reassignment or dismissal of the manager or senior executive of internal auditing.

3.	Consider and review with management and the manager of internal auditing:

(a)	significant internal audit findings during the year and management’s responses thereto;

(b)	any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors’ work or access to required information;

(c)	the annual internal auditors’ audit plan and any significant changes thereto;

(d)	the internal auditors’ budget and staffing; and

(e)	the internal auditors’ compliance with the appropriate standards of The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

4.	Establish procedures for the reporting of evidence by an attorney representing the Company before the SEC of a violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent thereof if such evidence is reported to the Company’s legal counsel or Chief Executive Officer and an appropriate response is not received.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

VI.	ANNUAL REPORTS AND EVALUATION PROCEDURES

The Committee shall keep the Board apprised of its activities and shall advise the Board in detail of its material findings on a periodic basis. On an annual basis, the Committee shall prepare a written report to the Board summarizing its activities, conclusions and recommendations for the past year and its agenda for the coming year. These reports shall be in addition to those required by Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A under the Securities Exchange Act of 1934.

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VII.	INVESTIGATIONS AND STUDIES

The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise and assist the Committee, and such advisers shall report directly to the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VIII.	MISCELLANEOUS

The Company shall give appropriate funding, as determined by the Committee, for the payment of compensation to the outside auditor, legal, accounting or other advisors employed by the Committee and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Audit Committee on March 8, 2006 and

approved by the Board of Directors on March 9, 2006.

EXHIBIT D

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF QUADRAMED CORPORATION

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of QuadraMed Corporation, a Delaware corporation (the “Company”).

I.	PURPOSE

The Committee is responsible for (a) assisting the Board in determining the desired experience, mix of skills and other qualities to promote appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board, (b) identifying qualified individuals meeting those criteria to serve on the Board, (c) proposing to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements, (d) reviewing candidates nominated by shareholders for election to the Board, (e) developing plans regarding the size and composition of the Board and its committees, (f) reviewing management succession plans, (g) developing and recommending to the Board a set of corporate governance principles applicable to the Company, reviewing such principles and the Corporate Governance Guidelines of the Board, including the Company’s nominating guidelines for members of the Board, at least annually, and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company and (h) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II.	COMPOSITION

The Committee shall be composed of at least two, but not more than five, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the Company’s Corporate Governance Guidelines and in the rules and regulations of the American Stock Exchange. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. The Board’s Lead Independent Director shall serve as Chairperson of the Committee, unless the Board shall designate another Chairperson. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission or any securities exchange or market on which shares of the common stock of the Company are traded. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV.	COMMITTEE RESPONSIBILITIES

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.    Board Candidates and Nominees

1.	To propose to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements.

2.	To develop, review periodically and interpret nominating guidelines for the selection of new directors and nominees for vacancies on the Board, including procedures for reviewing potential nominees proposed by shareholders.

3.	To review with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board.

4.	To conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to the Company, its management and operations, and confirm the appropriate level of interest of such candidates.

5.	To recommend to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board.

6.	To conduct appropriate inquiries into the background and qualifications of potential nominees.

7.	To review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommending whether or not such director should be re-nominated.

8.	To work with senior management to provide an orientation and continuing education program for directors.

Notwithstanding the provisions set forth in this Section IV, if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors (e.g., preferred stock rights to elect directors upon a dividend default, shareholder agreements and management agreements), the selection and nomination of such directors need not be subject to the Committee’s nominating and review process.

B.    Board and Committees

1.	To review periodically the size and needs of the Board and recommend to the Board changes as appropriate.

2.	To recommend to the Board policies pertaining to the roles, responsibilities, share ownership requirements, retirement age, tenure, resignation and removal of directors.

3.	To assist the Board in determining and monitoring whether or not each director and prospective director is an “independent director” within the meaning of any rules and laws applicable to the Company.

4.	To review and consider possible conflicts of interests that may arise between the Company and any director or senior executive.

5.	To review and monitor the size and composition of the Board to ensure that a majority of the directors are “independent directors” within the meaning of any rules and laws applicable to the Company.

6.	To review periodically, with the participation of the Chief Executive Officer, all Board committees and recommend to the Board changes, as appropriate, in the number, size, structure, responsibilities, membership and chairs of the committees.

7.	To recommend that the Board establish such special committees as may be necessary or appropriate to address ethical, legal or other matters that may arise.

C.    Evaluations and Management Development

1.	To recommend and suggest to the Board, for Board approval, performance criteria for the Board. Such performance criteria shall be published annually in the Company’s annual proxy statement on Schedule 14A filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934.

2.	To develop and review periodically a process for and to assist the Board with conducting, not less frequently than annually, an evaluation of the effectiveness of the Board as a whole and of individual members (such evaluation shall include an assessment of whether the Board has the necessary diversity of skills, backgrounds, experiences, etc. to meet the Company’s ongoing needs).

3.	To develop and review periodically a process for and to assist the Board with conducting, not less frequently than annually, an evaluation of the Company’s management.

4.	To review the Company’s management succession plans to help assure proper management planning.

5.	To review the Chief Executive Officer’s recommendations, and to make recommendations to the Board, as requested, for senior officer positions.

6.	To review the functions of the senior officers and make recommendations on changes.

7.	To review the outside activities of senior executives.

D.    Corporate Governance

1.	To review periodically and monitor the Company’s Corporate Governance Guidelines to assure that they reflect best practices and are appropriate for the Company and to assist the Board in achieving such best practices.

2.	To periodically review and recommend changes to the Company’s Certificate of Incorporation and Bylaws as they relate to corporate governance issues, including any modifications and enhancements to the Company’s takeover and structural defenses.

3.	To review and report to the Board on a periodic basis with regard to matters of corporate governance (which is defined for this purpose as the relationships of the Board, the stockholders and management in determining the direction and performance of the Company), including the review of, and recommendations with regard to, stockholder proposals.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.	INVESTIGATIONS AND STUDIES

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies at its own discretion. Such counsel or consultants shall report directly to the Committee. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to negotiate and approve the fees and retention terms of such search firm.

VII.	MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Nominating and Governance Committee on March 9, 2006 and

approved by the Board of Directors on March 9, 2006.

DIRECTIONS TO QUADRAMED 2006 ANNUAL MEETING

Directions to 12110 Sunset Hills Road, Reston, VA 20190

(703) 709-2300

DIRECTIONS	Directions from Dulles Airport	DISTANCE
1	Start going towards the AIRPORT EXIT on DULLES AIRPORT ACCESS RD	0.1

2	Take the VA-267 EAST/12-13-14 ramp towards RESTON PKWY/WIEHLE AVE/HUNTER MILL RD	1.3

3	Take the exit towards FAIRFAX COUNTY PKWY/HERNDON MONROE, exit number 11	0.1

4	Take the VA-7100 NORTH exit towards FAIRFAX COUNTY PKY	0.0

5	Turn Left onto FAIRFAX COUNTY PKY	0.5

6	Take the exit towards SUNSET HILLS RD EASTBOUND ONLY	0.0

7	Bear Right onto SUNSET HILLS RD	0.4

8	Arrive at destination

DIRECTIONS	Directions from Washington Reagan National Airport	DISTANCE
1	Start going towards the AIRPORT EXIT on B C ARRIVALS/BAG CLAIM	0.2

2	Continue on AIRPORT EXIT	0.3

3	Merge on GEORGE WASHINGTON MEMORIAL PKY NORTH towards GW PARKWAY NORTH	1.2

4	Follow the ramp to RICHMOND (I-66 W)/I-395 SOUTH/US-1 SOUTH	0.6

5	Take the ROSSLYN (I-66 W)/VA-110 NORTH exit towards JEFFERSON DAVIS HWY, exit number 9A	0.0

6	Continue onto JEFFERSON DAVIS HWY	2.1

7	Take the I-66 WEST ramp towards FRONT ROYAL/DULLES AIRPORT	7.6

8	Follow the ramp to DULLES AIRPORT (I-495 N) towards BALTIMORE	10.9

9	Take the exit towards RESTON PKWY, exit number 12	0.0

10	Bear Right onto RESTON PKY	0.1

11	Turn Left on SUNSET HILLS RD	0.5

12	Arrive at destination

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Annual Meeting Proxy Card

A Election of Directors

1. Elect five Directors for a term of one year expiring in 2007.

For Withhold For Withhold For Withhold

01 - Robert L. Pevenstein

02 - Keith B. Hagen

03 - Lawrence P. English

04 - Robert W. Miller

05 - James E. Peebles

B Proposals

The Board of Directors recommends a vote FOR the following proposals.

For Against Abstain For Against Abstain

2. Approve and ratify certain technical tax-related amendments to the 2004 Stock Compensation Plan.

3. Approve and ratify an amendment to the 2002

Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the Plan from 453,450 to 703,450 shares.

4. Approve BDO Seidman, LLP as QuadraMed’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

5. To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

C Comments

Mark this box with an X if you have made any comments below.

D Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 1 5 6 1 1 U P X C O Y

001CD40001 00ITJF

Proxy

QUADRAMED CORPORATION

2006 ANNUAL MEETING OF STOCKHOLDERS

May 11, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUADRAMED CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 11, 2006 and the Proxy Statement and appoints David L. Piazza and David W. Wells, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of QuadraMed Corporation (QuadraMed) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2006 Annual Meeting of Stockholders to be held at QuadraMed’s offices located at 12110 Sunset Hills Road, Reston, Virginia 20190, and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this card:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED ON THE REVERSE SIDE AND A VOTE FOR EACH OF THE LISTED PROPOSALS. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 and 5.

SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Please sign exactly as name or names appear hereon, including the title “Executor,” “Guardian,” etc. if the same is indicated. When joint names appear, both should sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof, whose title should be given.